UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

MAGICJACK VOCALTEC LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MAGICJACK VOCALTEC LTD.
12 Benny Gaon Street, Building 2B,
Poleg Industrial Area, Netanya, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

We will hold the annual general meeting of shareholders of magicJack VocalTec Ltd. (the “Company”) at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021 at 10:00 a.m. Israel time on July 3, 2013, or at any adjournments thereof (the “Meeting”).

The agenda for the Meeting is as follows:

1.
To approve the election of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2014;

2.	To approve the Company’s Compensation Policy;
3.	To approve the Employment Agreement, Stock Option Agreement and Restricted Stock Agreement with Mr. Vento;
4.	To approve the grant of 6,046 ordinary shares to Mr. Richard Harris in connection with his election as a director;
5.	To approve the 2013 Stock Incentive Plan;
6.	To approve the Israeli 2013 Stock Incentive Plan;
7.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2013 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

8.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on May 24, 2013 will be entitled to attend and vote at the Meeting.  This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about June 3, 2013.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you intend to attend the Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed proxy card to us in the enclosed, postage-paid envelope.  If you attend the Meeting, you may vote in person, whether or not you have already executed and returned your proxy card.  You may revoke your proxy card not later than two (2) hours prior to the scheduled time of the Meeting or at the Meeting itself if you attend the Meeting.  If you revoke your proxy, you may only vote by attending the Meeting in person.  If you have any questions, please feel free to call Mr. Jose Gordo, the Company’s Chief Financial Officer, at (561) 749-2255.

 By Order of the Board of Directors,

MAGICJACK VOCALTEC LTD.

Gerald Vento

Chief Executive Officer & President

June 3, 2013

ii

MAGICJACK VOCALTEC LTD.

12 Benny Gaon Street, Building 2B,
Poleg Industrial Area, Netanya, Israel

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, no par value, of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us” or the “Company”), in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies for use at the Company’s annual general meeting of shareholders or any adjournment thereof (the “Meeting”).  The Meeting will be held on July 3, 2013 at 10:00 a.m. Israel time at the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021.

At the Meeting, you will be requested to approve the following matters:

1.
To approve the election of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2014;

2.	To approve the Company’s Compensation Policy;
3.	To approve the Employment Agreement, Stock Option Agreement and Restricted Stock Agreement with Mr. Vento;
4.	To approve the grant of 6,046 ordinary shares to Mr. Richard Harris in connection with his election as a director;
5.	To approve the 2013 Stock Incentive Plan;
6.	To approve the Israeli 2013 Stock Incentive Plan;
7.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2013 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services; and

8.	To transact such other business as may come properly before the Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT.

The affirmative vote of the holders of a majority of the votes cast in person or by proxy is required to approve Proposals 1, 4, 5, 6 and 7. Shareholder approval of Proposals 2 and 3 requires that either: (i) the majority voting in favor includes at least a majority of the shares of the voting shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Compensation Policy (abstentions shall not be taken into account) or (ii) the total number of shares voted against the proposal among the shareholders mentioned in paragraph (i) does not exceed two (2) percent of the aggregate voting power in the company (a “Special Majority”).

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes and will not be treated as either a vote “for” or “against” a proposal.  Under Israeli law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Only Proposal 7 (ratification of the reappointment of the independent public auditor) is considered a routine matter on which brokers will be entitled to vote without instructions from the beneficial owner.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The Board is soliciting proxies for use at the Meeting.  A form of proxy card for use at the Meeting is attached.  The completed proxy card should be mailed to the Company in the pre-addressed envelope provided and should be received by the Company not less than two (2) hours before the time fixed for the Meeting.  Upon the receipt of a properly executed proxy card in the form enclosed, the persons named as proxies in the proxy card will vote the ordinary shares covered by the proxy in accordance with the directions of the shareholder executing the proxy. In the absence of instructions, the persons named as proxies intend to vote the ordinary shares covered by the proxy cards IN FAVOR of each proposal.  You may revoke the authority granted by your execution of proxies at any time until two (2) hours before the Meeting (a) by presenting to the Company at its registered office proof of your identity as it appears on the proxy and withdrawing the proxy or (b) at the Meeting itself, in which case you may only vote your shares by attending the Meeting in person and voting at the Meeting. Any shareholder that holds, as of the record date set for determining the shareholders entitled to notice of and to vote at the Meeting, either (i) five percent (5%) or more of the total voting rights in the Company, or (ii) five percent (5%) or more of the total voting rights in the Company held by all shareholders that are not control persons, may, directly or through a representative after the Meeting is held, review, at the Company’s registered office, all proxies received by the Company with respect to the Meeting.

Only shareholders of record at the close of business on May 24, 2013 will be entitled to vote at the Meeting.  Proxies are being mailed to shareholders on or about June 3, 2013 and will be solicited mainly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact.  We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals.  We will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.  You may vote shares directly held in your name in person at the Meeting.  If you want to vote in person at the Meeting shares held in street name, you must request a legal proxy from the broker, bank or other nominee that holds the shares, and must present such legal proxy at the Meeting.

On May 24, 2013, the Company had outstanding 18,551,520 ordinary shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two (2) or more shareholders, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum at the Meeting.  Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will not be counted as voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum.  If a quorum is not present within thirty (30) minutes from the time appointed for the Meeting, the Meeting will be adjourned to the same day in the following week, at the same time and place, or to such day and at such time and place as the Chairman of the Meeting may determine.  At such adjourned Meeting, two (2) or more members, present in person or by proxy and holding shares conferring in the aggregate more than thirty three and one third percent (33.33%) of the voting power of the Company, will constitute a quorum.

If you wish to express your position on an agenda item for the Meeting, you may do so by submitting a written position statement to the Company’s offices, c/o Chief Financial Officer, at 12 Benny Gaon Street, Area, Netanya, Israel. Position statements should be submitted to the Company no later than June 11, 2013.

Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2014 annual general meeting of shareholders, our Secretary must receive the written proposal at our principal executive offices no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  Proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: magicJack VocalTec Ltd.,12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel, Attn: Secretary.

Our Amended and Restated Articles of Association also establish an advance notice procedure for shareholders holding at least one percent (1%) of the voting rights in the issued share capital of the Company who wish to include a subject in the agenda of an annual general meeting of shareholders in the future. Any such request must be in writing, must include all information related to subject matter and the reason that such subject is proposed to be brought before the annual general meeting and must be signed by the shareholder or shareholders making such request. In addition, subject to the Israeli Companies Law, as amended (the “Companies Law”) and the provisions of Article 20, the Board may include such subject in the agenda of an annual general meeting only if the request has been delivered to the Secretary of the Company not later than sixty (60) days and not more than one hundred and twenty (120) days prior to the annual general meeting in which the subject is to be considered by the shareholders of the Company. Each such request shall also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board may, in its discretion to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of an annual general meeting, as the Board may reasonably require.

Nomination of Director Candidates

You may also propose director candidates for consideration by our Board if you hold at least one percent (1%) of the outstanding voting power in the Company.  For additional information regarding shareholder recommendations for director candidates, see “Meetings and Committees of the Board — Nominating Committee and Director Nominating Process.”

This proxy statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (“SEC”). We encourage you to read the entire proxy statement carefully.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders To Be Held on July 3, 2013:  This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 are available at www.ir@vocaltec.com.  If you would like to obtain directions to be able to attend the Meeting in person, please call the Company’s Chief Financial Officer, at 561-749-2255.

PROPOSAL 1

APPOINTMENT OF DIRECTORS

Our Amended and Restated Articles of Association provides that the Board will consist of not less than two (2) nor more than eleven (11) directors.  The Board presently consists of six (6) members.  The expiration dates of the terms of office of our directors are as follows:

•
Donald A. Burns, Richard Harris, Dr. Yuen Wah Sing and Gerald Vento— at the annual general meeting of the Company’s shareholders to be held in 2013 (at which time they may be re-appointed (or in the case of Mr. Harris, appointed) as directors);

•	External Director: Yoseph Dauber, who was re-elected for his office as an external director in August 2012, is serving a three-year term; and

•	External Director: Tal Yaron-Eldar, who was elected to her office as an external director in April 2011, is serving a three-year term.

“External Director” is a term defined under the Companies Law.  To qualify as an external director, an individual must meet various independence requirements, including that such individual may not have, and may not have had at any time during the previous two years, any “affiliation” (as defined in the Companies Law) with the company or with certain of its affiliates. In addition, no individual may serve as an external director if the individual’s position or other activities create or may create a conflict of interest with his or her role as an external director.

In the event that one or more vacancies is created in the Board, including without limitation a situation in which the number of directors is less than the maximum number permitted under the Amended and Restated Articles of Association, the continuing directors may appoint directors to temporarily fill any such vacancy, provided, however, that if the number of directors is less than four (4), they may only act in (i) an emergency; or (ii) to fill the office of director which has become vacant; or (iii) in order to call a general meeting of the Company for the purpose of electing directors to fill any or all vacancies, so that at least four (4) directors are in office as a result of said meeting. Notwithstanding the foregoing, in the event of the vacancy of an external director, the Company shall elect a new external director or take such other action as required under the Companies Law.

Nominees for Election at the Meeting

Four of our current directors, Donald A. Burns, Richard Harris, Yuen Wah Sing and Gerald Vento, have been nominated for election at the Meeting.

Directors (except for external directors) are elected at the annual general meeting or an extraordinary meeting of the Company by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The nominees for election have agreed to serve if elected, and management and the Board have no reason to believe that the nominees will be unable to serve. There are no family relationships among any of the Company’s directors, the director nominees, or executive officers.  The nominees have attested to the Board and the Company that he or she meets all the requirements in connection with the election of directors under the Companies Law, per the statement in the form attached hereto as Appendix A.  The names of the nominees, their ages, and certain other information are set forth below:

DONALD A. BURNS was appointed to the Board on December 17, 2010, and has served as Chairman of the Board since January 1, 2013. Mr. Burns served as President of YMax from March 2007 to February 2008, Director of YMax from March 2007 to June 2009 and Chairman of the Board of Directors of YMax from February 2008 to June 2009. In 1993, Mr. Burns founded Telco Communications Group, Inc., a telecommunications company, and its Dial & Save subsidiaries, and served as the Chief Executive Officer and Vice Chairman until the company was sold to Excel Telecommunications, Inc. in 1997. Mr. Burns is the Founder and President of The Donald A. Burns Foundation, Inc. Mr. Burns attended the University of Maryland.  Mr. Burns qualifications for our Board include his leadership skills and years of experience working in the telecommunications business.

RICHARD HARRIS was appointed to the Board on March 26, 2013.  Mr. Harris is founder and president of Harris & Associates, an eighteen-year-old consulting firm specializing in financial, operational and strategic consulting services to start-up and high growth telecommunications and technology firms. Mr. Harris’ experience includes strategic planning, capital formation, corporate valuations, litigation support and expert testimony. He has served as CFO for Independent Wireless One; as VP operations, finance and administration for Horizon Cellular Telephone Company; as VP and CFO for Metrophone Cellular Communications Company; as CFO for Nobel Learning Centers; as Controller for Harrah’s Atlantic City and as audit manager for Coopers and Lybrand. Mr. Harris holds an MBA in Finance from the Wharton School in Philadelphia, a BS in Accounting from the Pennsylvania State University and has CPA licenses in Pennsylvania and New Jersey.  Mr. Harris contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his consulting work in the telecom industry and his experience as an accountant.

DR. YUEN WAH SING was appointed to the Board upon the consummation of the 2010 business combination between VocalTec Communications Ltd. (“VocalTec”) and YMax Corporation (“YMax”) on July 16, 2010. Dr. Sing has been the President of TigerJet Network, Inc. (“TigerJet”), currently a wholly owned subsidiary of YMax, since June 2008. Dr. Sing brings more than 30 years of semiconductor and VoIP communication industry experience to the Company. He has served as a director of YMax since 2008 and as its Chairman since October 2009. Prior to its acquisition by YMax in 2008, from 1998 to 2008, Dr. Sing founded and was the Chief Executive Officer of TigerJet. Prior to founding TigerJet, Dr. Sing was the founder of 8x8 Inc./Packet 8, a video conferencing and VoIP company and served as Executive Vice President and Vice Chairman from 1987 to 1997. Dr. Sing received a PhD and MS degree in electrical engineering from the University of California, Berkeley.  We believe these experiences, qualifications, attributes and skills, particularly in the telecommunications industry, qualify him to serve as a member of our Board.

GERALD VENTO was appointed to the Board upon the consummation of the 2010 business combination between VocalTec and YMax on July 16, 2010. Mr. Vento has served as a director of YMax since 2008, and served as Chairman of the Board from April 2012 through December 2012. Effective January 1, 2013, Mr. Vento was appointed to serve as President and Chief Executive Officer of the Company. Mr. Vento previously served as the CEO and Executive Chairman of Velocity Express, LLC, a privately held transportation and logistics company from 2009 to 2012. Mr. Vento served as the CEO and Executive Chairman of Westec Intelligent Surveillance, a privately held video surveillance security company, from 2004 through 2009, and continued to serve as a director of Westec through 2012. From 1996 to 2002, Mr. Vento served as the Chief Executive Officer of TelCorp PCS Inc. From 1993 to 1995, he served as the Vice Chairman and Chief Executive Officer of Sprint Spectrum/American PCS, L.P., where he oversaw the development of the first PCS network in the United States. Mr. Vento contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his extensive business growth experience and prior work in the telecom industry.

It is proposed that the following resolution be adopted at the Meeting:

 ”RESOLVED, that the appointment of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento as directors of the Company for a one-year term in accordance with the Companies Law, is hereby approved.”

The Board recommends a vote “FOR” each of the nominees named in Proposal 1.

The affirmative vote of the holders of a simple majority of the shares present and voted in the Meeting in person or by proxy is required to approve this Proposal.

Directors Not Standing For Election Whose Terms Do Not Expire in 2013

The members of the Board whose terms do not expire at the Meeting and who are not standing for election at the Meeting are set forth below:

YOSEPH DAUBER was appointed to the Board in August 2006. In August 2012, Mr. Dauber was appointed for a third three-year term as an external director. Mr. Dauber has served as a director of NICE Systems Ltd. since April 2002. Mr. Dauber also serves on the board of directors of S. Shlomo Holdings Ltd. and Delek Group. Mr. Dauber is currently the Chairman of Kcps Manof Fund. Until January 2009, Mr. Dauber served as a director of Clal Insurance Holdings Company. From September 2003 and until November 2008 he served on the board of directors of Bank Hapoalim. Mr. Dauber joined Bank Hapoalim in 1973. On July 1988 he became a member of the Board of Management of Bank Hapoalim. Beginning 2001 until June 2002, he was Deputy Chairman of the Board of Management and joint Managing Director of Bank Hapoalim. From 2002 to 2003, he served as Chairman of the Israel Maritime Bank Ltd. Mr. Dauber has also served on the board of directors of Lodzia Rotex Ltd. and Afcon Industries Ltd. Mr. Dauber holds a Bachelor’s degree in Economics and Statistics from the Hebrew University in Jerusalem and a Masters degree in Law from Bar Ilan University.  Mr. Dauber contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his board experience and his background in management, economics and law.  In addition, under Israeli law, we are required to appoint at least two directors who satisfy the criteria for external directors as defined in the Companies Law, and Mr. Dauber satisfies these criteria.

TAL YARON-ELDAR was appointed to the Board in April 2011. Since January 2004, she has served as the Chief Executive Officer of Arazim Investment Company, a publicly traded real estate investment company. She was a partner with the law firm Cohen, Yaron-Eldar & Co. from July 2004 to March 2007, when she became a partner with the law firm of Tadmor & Co. Ms. Yaron-Eldar has also served in a variety of public positions, including Chief Legal Advisor of the Customs and V.A.T. Department of the Finance Ministry of the State of Israel from 1998 to 2001 and as the Commissioner of Income Tax and Real Property Tax Authority of the State of Israel from 2002 to 2004. She currently serves as a director of Rosetta Genomics Ltd., a biotech company traded on Nasdaq; Alliance Ltd., a tire manufacturing company traded on the Tel Aviv Stock Exchange; Meditechnika Ltd., a medical appliances company traded on the Tel Aviv Stock Exchange; and Juno Capital. Ms. Yaron-Eldar holds an MBA, specializing in finance, and an LLB from Tel Aviv University, and is a member of the Israeli Bar Association.  She contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her legal, tax and finance experience.  In addition, under Israeli law, we are required to appoint at least two directors who satisfy the criteria for external directors as defined in the Companies Law, and Ms. Yaron-Eldar satisfies these criteria.

Corporate Governance

Director Independence

The Board makes an annual determination of independence as to each board member under the current standards for “independence” established by the NASDAQ Global Market (“NASDAQ”). On May 21, 2013, the Board determined that all of its directors, except Gerald Vento and Dr. Yuen Wah Sing, are independent under these standards.

Shareholder Communications with the Board

We provide a process by which our shareholders may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Shareholders can contact our non-management directors by sending such communications to the attention of the Secretary, c/o magicJack Vocaltec Ltd., 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel or at www.vocaltec.com.  Shareholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to the same address. The Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, executive officers, and other employees. A copy of our code of ethics is available on the Company’s Internet Website: http://www.vocaltec.com under the “Corporate” tab. Amendments to and waivers from the code of ethics, as applicable, will be disclosed on the Company's website.

Board Leadership Structure

Our Amended and Restated Articles of Association does not contain a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. In addition, the Companies Law provides that the Chief Executive Officer may not also serve as the Chairman of the Board unless the term does not exceed three years and such appointment is approved by the company shareholders in which (i) the majority includes at least two-thirds of votes of non-controlling shareholders and who do not have a personal interest in the approval or (ii) the total number of votes against the approval among the shareholders described in clause (i) does not exceed two percent (2%) of the voting rights in the company.  Currently, the offices of the Chairman of the Board and the Chief Executive Officer are held by two different people.  The Chairman of the Board is Donald Burns, while our Chief Executive Officer is Gerald Vento.  The Board believes that its independent, non-management directors, which currently make up four (4) of six (6) directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company’s non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Day-to-day management of risk is the direct responsibility of the Company’s Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company’s risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board’s standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the Company, including financial reporting and disclosure risks.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met in person or by conference calls nine times during the fiscal year ended December 31, 2012. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2012.

The Board has not adopted a policy with respect to Board members’ attendance at annual meetings of shareholders.  One director attended last year’s annual meeting.

The Committees

The Board has the following standing committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating Committee.  The composition of the committees for fiscal year 2012 is presented below. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation and Nominating Committees is independent, as the term is defined by applicable NASDAQ and SEC rules.

Audit Committee

Under the Companies Law, the board of directors of any publicly traded company must also appoint an audit committee, comprised of at least three directors, including all of the external directors, but excluding: the chairman of the board of directors, any controlling shareholder or a relative of a controlling shareholder (as defined below), any director employed by the company or by its controlling shareholder or by an entity controlled by the controlling shareholder, any director who regularly provides services to the company or to its controlling shareholder or to an entity controlled by the controlling shareholder, and any director who derives most of its income from the controlling shareholder.

Under the Companies Law, a controlling shareholder is someone who has the ability to direct the activities of the company (other than due to a position in the company), including a shareholder who holds 25% or more of the voting rights in a public company if there is no other shareholder holding more than 25% of the voting rights at such time. There is a presumption that a shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder.

In addition, the Companies Law requires that a majority of the audit committee members be “independent directors”. An “independent director” is defined under the Companies Law as an external director or a director who meets the following conditions and who is appointed or classified as such according to the Companies Law: (i) the conditions for his or her appointment as an external director (as described above) are satisfied and the audit committee approves the director having satisfied such conditions; and (ii) he or she has not served as a director of the company for over nine consecutive years with any interruption of up to two years of his or her service not being deemed a disruption to the continuity of his or her service. An independent director is entitled to compensation and reimbursement of expenses similar to such entitlement of an external director.

The purpose of our Audit Committee is to provide assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries as well as complying with the legal requirements under Israeli law and the Sarbanes-Oxley Act of 2002. The following are examples of functions within the authority of the Audit Committee:

•
To detect irregularities in the management of our business and our internal control procedures through, among other things, consultation with our internal and external auditors and to suggest to the board of directors methods to correct those irregularities;

•
To decide whether to approve acts or transactions involving directors, executive officers, controlling shareholders and third parties in which directors, executive officers or controlling shareholders have an interest; and

•	To communicate on a regular basis with the Company’s outside auditors and review their operation and remuneration.

Our Audit Committee may not approve an action or a transaction with an office holder or a controlling shareholder or an entity in which either of them has a personal interest unless at the time of approval the two external directors are serving as members of the Audit Committee and at least one of the external directors is present at the meeting in which an approval is granted.

As of the date hereof, our Audit Committee is comprised of Yoseph Dauber, Tali Yaron-Eldar and Richard Harris.  Our Board has determined that Tali Yaron-Eldar qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.

Compensation Committee

Under the Companies Law, the board of directors of any publicly traded company must also appoint a compensation committee, comprised of at least three directors, including all of the external directors, whom must comprise the majority of the compensation committee, but excluding: the chairman of the board of directors, any controlling shareholder or a relative of a controlling shareholder, any director employed by the company or by its controlling shareholder or by an entity controlled by the controlling shareholder, any director who regularly provides services to the company or to its controlling shareholder or to an entity controlled by the controlling shareholder, and any director who derives most of his or her income from the controlling shareholder. The remaining members of the compensation committee must be directors who qualify to serve as members of the audit committee.

As of the date hereof, our Compensation Committee is comprised of Tali Yaron-Eldar, Richard Harris, and Yoseph Dauber.  The Compensation Committee has been appointed to recommend executive compensation to our Board for 2013.  The Compensation Committee does not have a written charter.  Please see “Compensation Discussion and Analysis” for discussion about our processes and procedures for the consideration and determination of executive and director compensation, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and information regarding the Company’s use of compensation consultants.

Nominating Committee and Director Nominating Process

On June 29, 2012, the Board established a Nominating Committee comprised of Donald A. Burns, Yoseph Dauber, Tali Yaron-Eldar and Gerald Vento.  As of the date hereof, our Nominating Committee is comprised of Donald A. Burns, Yoseph Dauber and Tali Yaron-Eldar.

Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder holding at least one percent (1%) of the outstanding voting power in the Company. However, and without limitation of Section 63 of the Companies Law, any such shareholder may nominate one or more persons for election as a director at a general meeting only if a written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual general meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at an extraordinary general meeting of shareholders for the election of directors, at least ninety (90) days prior to the date of such meeting. Each such notice shall set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•
the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each of the nominees declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided.

The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Nominating Committee does not have a charter.  It evaluates all aspects of a candidate’s qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives.  The same evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.  Among a candidate’s qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of shareholders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but there is no formal policy regarding Board diversity.

Mr. Harris, who has been approved by the Nominating Committee for inclusion on the Company’s proxy card, was known to and recommended by Mr. Vento.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently or has been, at any time since its formation, an officer or employee of the Company. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K.

Certain Relationships and Related Transactions

On January 2, 2013, a subsidiary of the Company entered into a Lease Agreement with Fast Transport, LLC, a limited liability company owned by Daniel Borislow, the Company’s former Chief Executive Officer.  During the original lease term, which ends on December 31, 2014, rent of $8,000 per month is payable.  There is also an option to renew for one year, at rent of $8,800 per month.

Other than as described above, in our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Approval of Related Party Transactions Under Israeli Law

Under the Companies Law, an engagement by the Company with an officer who is not a director or the chief executive officer regarding his or her service and terms of employment, including an undertaking to indemnify, exculpate or insure such officer, must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s compensation policy to be adopted under the Companies Law. If the engagement is not in accordance with the Company’s compensation policy, approval of the engagement by the shareholders  requires a Special Majority  In special cases, the Compensation Committee and the Board may decide to adopt the terms of such an engagement despite the objection of the shareholders, so long as such decision is based on detailed reasons and after discussing again such engagement and reexamining it in light of the shareholder objection.

An engagement with the chief executive officer of the Company regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a Special Majority. In special cases, the compensation of the chief executive officer may be approved without shareholder approval if the candidate for chief executive officer is independent and the compensation committee determines, on the basis of detailed reasons, that convening a shareholder meeting to approve the engagement will frustrate the engagement, but only if the engagement complies with the compensation policy to be adopted under the Companies Law.

For all other transactions between an officer and the Company, the Companies Law requires audit committee approval followed by board of director approval if the transaction is deemed to be extraordinary, and only board of director approval if the transaction is not deemed to be extraordinary. Under the Companies Law, an “extraordinary transaction” is a transaction:

•	other than in the ordinary course of business;

•	that is not on market terms; or

•	that is likely to have a material impact on a company’s profitability, assets or liabilities.

Under the Companies Law, an engagement by the Company with a director  regarding the terms of service as a director and other positions of employment (if employed) requires the approval of the compensation committee, the board of directors and a regular majority of the shareholders, provided that such terms of employment are in accordance with the Company’s compensation policy. Such an engagement that is not in accordance with the Company’s compensation policy may be obtained in special cases but only if approved by a Special Majority.

A person who has a personal interest in the approval of a transaction that is submitted to approval of the audit committee or the board of directors generally may not be present during the deliberations and shall not take part in the voting of the audit committee or of the board of directors on such transaction. However, such person may be present at the meeting for the purpose of presenting the transaction if the chairman of the board of directors or the chairman of the audit committee, as the case may be, has determined that the presence of such director is required for presenting the transaction. Notwithstanding the above, a director may be present at a deliberation of the audit committee and the board of directors and may take part in the voting, if the majority of the members of the audit committee or the board of directors, as the case may be, have a personal interest in the approval of the transaction, in which case the transaction shall also require the approval of the shareholders of the company.

In addition, under the Companies Law, extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of engagement of the company, directly or indirectly, with a controlling shareholder or his or her relative regarding the receipt by the company of services from the controlling shareholder, require the approval of the audit committee (or the compensation committee, if the engagement is related to the terms of service and employment), the board of directors and a Special Majority, in that order. In addition, any such extraordinary transaction with a term of more than three years requires the abovementioned approval every three years unless, with respect to transactions not involving the receipt of services or compensation, the audit committee determines that a longer term is reasonable under the circumstances.

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The goals of our executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to align management’s incentives with the long-term interests of our shareholders. In addition, we provide our named executive officers with benefits that are generally available to all employees of the Company. Compensation paid to our executive officers is made on a discretionary basis by our Board following approval by the Compensation Committee. In addition, shareholders must approve certain executive compensation, as described in more detail below.

Our Named Executive Officers in 2012 were Daniel Borislow, Chief Executive Officer and Director; Peter Russo, Chief Financial Officer and Treasurer; Andrew MacInnes , President; and Dr. Yuen Wah Sing, President of Tiger Jet Network, Inc., a subsidiary of the Company, and Director.

As of January 1, 2012, we ceased to be a foreign private issuer, and we are no longer permitted to follow home country corporate governance practices in lieu of those followed by U.S. companies under the listing standards of NASDAQ. In connection with this transition to domestic issuer status, we have appointed a Compensation Committee consisting of independent members to recommend executive compensation to our Board.

Setting Executive Compensation

Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary, bonus, and equity compensation. The compensation package of each executive is designed to attract or retain those executives, and to reward company-wide performance through tying compensation decisions to general operational and financial performance. Executive management consisting of the Chief Executive Officer and Chief Financial Officer evaluates both company and individual performance and makes periodic compensation recommendations to the Compensation Committee and Board. The Compensation Committee may from time to time utilize various analyses, such as the comparison of shareholder returns graph, to determine appropriate executive compensation.

Executive management conducts periodic assessments of individual performance as measured by financial and operational metrics of the Company appropriate to each individual executive, such as revenues and other operational/administrative measurements. Simultaneously, executive management conducts an assessment of the Company’s overall performance, which includes the achievement of operating results and other performance criteria. The combination of these two factors determines what will be the overall compensation recommendation from executive management to the Board. Based on this recommendation and its own analysis, our Board in consultation with the Compensation Committee uses its discretion to determine both the overall compensation level for each executive and specific allocation to each element of compensation.

Executive management and our Board in consultation with the Compensation Committee periodically review base salary levels for executive officers of our Company, and determinations regarding bonuses are generally made at the end of a fiscal year. The responsibilities of our Board in consultation with the Compensation Committee include discharging other responsibilities relating to compensation programs of our Company.

A recent amendment to the Companies Law requires that by September 12, 2013 the Company adopt a compensation policy applicable to Company officers and directors which must take into account, among other things, advancement of the company’s goals, providing proper incentives to directors and officers, the risk management of the company, and the officer’s contribution to achieving corporate objectives and increasing profits. The compensation policy must be approved by the Board after considering the recommendations of the Compensation Committee. In addition, the compensation policy requires the approval of the general meeting of the shareholders, including one of the following: (i) the majority of shareholder votes counted at general meeting including the majority of all of the votes of those shareholders who are non controlling shareholders and do not have a personal interest in the approval of the compensation policy, who participate at the meeting (excluding abstentions) or (ii) the total number of votes against the proposal among the shareholders mentioned in paragraph (i) does exceed two percent (2%) of the voting rights in the company (a “Special Majority”). Under special circumstances, the Board may approve the compensation policy despite the objection of the shareholders on the condition that the Compensation Committee and then the Board decide, on the basis of detailed reasons and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of the shareholders, is for the benefit of the Company.

An engagement with an officer who is not a director or the chief executive officer regarding his or her service and terms of employment must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s compensation policy to be adopted under the Companies Law.  Other approval requirements apply if the engagement is not in accordance with the Company’s compensation policy. An engagement with the Chief Executive Officer regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a Special Majority. In special cases, the compensation of the Chief Executive Officer may be approved without shareholder approval.  Arrangements between the Company and a director as to the terms of his office or regarding compensation for non-directorial duties requires the approval of the Compensation Committee, Board and shareholders.

Compensation Program

The primary components of the executive compensation program of our Company consist of base salary, discretionary bonuses, grants of ordinary shares, and health benefits.

Base Salary

We provide executive officers with a level of base salary that recognizes appropriately each individual officer’s scope of responsibility, role in the organization, experience, and contributions to the success of our Company. Increases to base salary are proposed when justified by individual performance. Mr. Borislow’s base salary in 2012 for his service as a member of the Board or any committee thereof, and for serving as Chief Executive Officer of the Company, was a fixed annual payment (paid quarterly) of $200,000. Dr. Sing received a base salary of $158,124 in 2012 for his service as President of TigerJet Network, Inc. Mr. MacInnes’s base salary for 2012 for his service as President of the Company was $200,000, and he received payment of $179,615 in 2012, which represents the pro rata portion of base salary for his services beginning February 22, 2012.  In February 2012, Mr. Russo’s base salary increased to $200,000 for his service as Chief Financial Officer and Treasurer.  The Chief Executive Officer recommended and the Board approved the increase in Mr. Russo’s base salary based on his increased responsibilities within the Company after it became a U.S. domestic filer.

Management Bonus

Periodic bonuses are intended to provide additional compensation to key officers and employees who contribute substantially to the success of our Company. The granting of such awards is based upon the level of our Company’s general performance but is not tied to individual performance objectives. On December 27, 2012, Mr. Russo was awarded a cash bonus of $175,006.  The Chief Executive Officer recommended and the Board approved this bonus based on Mr. Russo’s increased responsibilities within the Company after it became a U.S. domestic filer.

Grants of Ordinary Shares

Equity compensation consists of periodic grants of ordinary shares to certain of our executives to provide additional incentive to work to maximize long-term total return to shareholders. Award levels are determined based on market data and may vary among participants based on their positions within the Company, assessment of job performance, and other factors. Under our 2003 Amended Master Stock Option Plan, or 2003 Plan, a committee appointed by the Board is specified to act as the plan administrator. If, in the opinion of the committee based on recommendation from management and/or our Board of Directors, the outstanding service of an existing employee merits an increase in the number of options and awards held, the committee may elect to issue additional ordinary shares to that employee. In 2012, our Board of Directors administered the plan directly and not through a committee. On February 1, 2012, Mr. MacInnes received 10,000 ordinary shares as a sign-on bonus for accepting his position as President of the Company.

On July 30, 2012, Mr. Russo was awarded 12,346 ordinary shares and Mr. MacInnes was awarded 4,939 ordinary shares to reflect their significant contributions to the administration and financial management of the Company.  Mr. Russo surrendered 3,265 of these shares to pay taxes.  Additionally, on December 27, 2012, the Board awarded Mr. Russo 10,749 ordinary shares.  The Chief Executive Officer recommended and the Board approved this grant based on Mr. Russo’s increased responsibilities within the Company after it became a U.S. domestic filer.

Benefits

We provide various employee benefit programs to our executive officers, including: (i) medical and dental insurance benefits for our U.S. based employees (excluding the Company’s former Chief Executive Officer, Daniel Borislow, who does not receive medical and dental insurance benefits from the Company), and (ii) a defined contribution retirement plan for our Israeli employees. These benefits are generally available to all full-time employees of our Company based on their location.

SUMMARY COMPENSATION TABLE (1)

The table below summarizes the total compensation earned by each of our executive officers for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)

Daniel Borislow
Chief Executive Officer, Director (3)	2012 2011 2010	200,000 200,000 — (4)	— — —	— — —	— — —	200,000 200,000 —

Peter Russo
Chief Financial Officer, Treasurer (5)	2012 2011 2010	200,000 153,429 65,208	175,006 144,350 550,000	424,994 254,150 —	6,455 (6) 151,331 (6) 2,364 (6)	806,455 703,260 617,572

Dr. Yuen Wah Sing
President - TigerJet, Director	2012 2011 2010	158,124 158,124 79,062	— — —	— — —	1,604 (7) 7,232 (7) 2,735 (7)	159,728 165,356 81,797

Andrew MacInnes President (8)	2012	179,615	—	437,600 (9)	203,493 (10)	820,708

(1)
On July 16, 2010, we entered into and consummated the merger agreement with YMax. Compensation information is provided here since the date of the merger, when the named executive officers first began service as executive officers of the Company.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.” For additional information, see notes 13 and 15 to the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	Mr. Borislow resigned as Chief Executive Officer and Director of the Company, effective January 1, 2013.
(4)	No salary compensation was paid to Mr. Borislow in 2010.
(5)	Mr. Russo resigned as Chief Financial Officer and Treasurer of the Company, effective May 10, 2013.
(6)	Mr. Russo received $145,771 in payroll-related tax gross-up related to the 2011 stock award and $6,455, $5,560 and $2,364 in health-related benefits in 2012, 2011 and 2010, respectively.
(7)	Dr. Sing received $1,604, $7,232 and $2,735 in health-related benefits in 2012, 2011 and 2010, respectively.
(8)
Mr. MacInnes’ salary represents base salary received during the fiscal year ended December 31, 2012. Mr. MacInnes commenced his employment on February 22, 2012. He departed as President of the Company effective January 1, 2013.

(9)	Includes 10,000 shares of restricted stock (with grant date fair value of $168,800) that were forfeited due to Mr. MacInnes’ departure from the Company.
(10)	Mr. MacInnes received $3,493 in health-related benefits in 2012. He is also entitled to a $200,000 severance payment, to be paid within 60 days of his departure from the Company.

2012 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock And Option Awards ($)(2)
(a)	(b)	(i)	(l)
Daniel Borislow	—	—	—
Peter Russo	July 30, 2012	12,346	250,000	(1)
	December 27, 2012	10,749	174,994	(1)
Dr. Yuen Wah Sing	—	—	—
Andrew MacInnes	February 1, 2012	10,000	168,800	(1)
	February 1, 2012	10,000	168,800	(3)
	July 30, 2012	4,939	100,000	(1)

(1)	All shares are fully vested.
(2)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with ASC Topic 718, “Stock-based Compensation.” The amounts in this column reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.” For additional information, see notes 13 and 15 to the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	Reflects restricted stock award vesting over 2 years – forfeited on December 31, 2012.

Outstanding Equity Awards and Stock Vesting

None of our named executive officers had any unexercised options, shares that had not vested, or equity incentive plan awards outstanding as of December 31, 2012. Our named executive officers do not have any shares that vested in the fiscal year ended December 31, 2012 other than the shares that were awarded as fully vested noted above.

Pension Benefits and Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us, neither do any of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Agreements and Potential Payments Upon Termination or Change of Control

During the fiscal year ended December 31, 2012, the Company had no employment agreements with its named executives, except for an offer letter with Mr. MacInnes, dated February 1, 2012.  According to the terms of the offer letter, Mr. MacInnes was entitled to an annual base salary of $200,000, a discretionary bonus (as recommended by the Chief Executive Officer), based on the achievement of Company and personal goals, and certain other benefits, including the right to participate in all group benefits.  In addition, Mr. MacInnes received a sign-on bonus of 10,000 ordinary shares and a restricted stock award of 10,000 ordinary shares that would have vested on the second anniversary of the date of the award (had he remained continuously employed by the Company through the vesting date).  Upon a “Change in Control,” Mr. MacInnes would have been entitled to a bonus based on the net equity proceeds received by the Company.  Subject to certain conditions, if Mr. MacInnes was terminated other than for cause, he would have received a lump sum equal to his annual base salary.  In accordance with the terms of the offer letter, Mr. MacInnes received a lump sum payment of $200,000 in 2013.  The restricted stock award of 10,000 shares was forfeited.

Except as described above, during the fiscal year ended December 31, 2012, none of our named executives had any contract, agreement, plan, or arrangement that provides payments as a result of termination of employment, change in responsibilities of such executive, or change of control of the Company.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, our Compensation Committee consisted of Tal Yaron-Eldar, Gerald Vento, and Yoseph Dauber.  Effective January 1, 2013, Mr. Vento was appointed to serve as President and Chief Executive Officer of the Company and therefore no longer serves on the Compensation Committee.

During 2012, none of the members of our Compensation Committee was an employee or officer of the Company.  Further, during 2012, no Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.  None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Director Compensation

The following table sets forth information with respect to compensation for the directors listed during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Ilan Rosen(1)	50,000	—	20,000	(2)	70,000
Donald A. Burns(3)	42,335	—	—		42,335
Yoseph Dauber(4)	47,500	—	—		47,500
Tal Yaron-Eldar(4)	47,500	—	—		47,500
Gerald Vento(5)	45,330	—	—		45,330

(1)	Mr. Rosen served as Chairman of the Board until his resignation, effective April 1, 2012.
(2)	Mr. Rosen received a $20,000 additional fee for his services in 2012.
(3)	Mr. Burns served on the Audit Committee and Compensation Committee beginning April 6, 2012.
(4)	Ms. Yaron-Eldar and Mr. Dauber served on the Audit Committee and Compensation Committee for all of fiscal year 2012.
(5)
Mr. Vento served on the Audit Committee from January 1, 2012 through April 6, 2012.  Compensation of Gerald Vento as Chairman was approved by shareholders on August 16, 2012 and effective as of October 1, 2012.

The following table sets forth information with respect to outstanding vested and unvested director equity awards at December 31, 2012.

Name	Number of Restricted Stock Awards (vested / unvested)		Number of Stock Option Awards (vested / unvested)
Gerald Vento	(— / —)		( — / —)
Ilan Rosen	(— / —)		( — / —)
Donald A. Burns	(— / —)		( — / —)
Yoseph Dauber	(3,334 / 6,666	) (1)	(2,000 / —)
Tal Yaron-Eldar	(3,334 / 6.666	) (1)	( — / —)

(1)	Mr. Dauber and Ms. Yaron-Eldar each received a grant of 10,000 Ordinary Shares, no par value, of the Company, in April 2011, which shares vest annually and equally over three years.

During fiscal year 2012, the Chairman of the Board received a fixed annual payment of $100,000 (to be paid quarterly) and was entitled to an additional annual payment of $20,000, subject to the discretion of the Compensation Committee.

During the first three fiscal quarters of 2012, the Company’s non-employee directors received the following compensation:

•
A fixed annual payment of $20,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $10,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves.

•
Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

Effective October 1, 2012, the Company’s non-employee directors receive the following compensation:

•
A fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, plus, if applicable, a fixed annual payment of $20,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves (the Audit Committee and Compensation Committee are to be considered one committee for these purposes), except for the Nominations Committee; provided, however, that the Chairman receives no additional fee for service on a committee.

•
Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted, The Compensation Committee

Tal Yaron-Eldar
Yoseph Dauber
Richard Harris

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 15, 2013, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent (5%) of our outstanding ordinary shares, and (ii) each of our directors, (iii) each of our named executive officers, and (iv) by all of our current executive officers and directors as a group as of May 15, 2013. The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC.  The percentage of outstanding ordinary shares is based on 18,551,520 ordinary shares outstanding (excluding shares held in treasury) as of as of May 15, 2013.  The number of outstanding shares includes 2,000 ordinary shares issuable pursuant to ordinary stock options.

Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any of our other shareholders.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent
Menachem Goldstone(2)
c/o 5700 Georgia Ave. West Palm Beach, FL 33405	1,342,650	7.24%
Adam St. Partners, LLC (3)
One North Wacker, Suite 2200
Chicago, IL 60606	1,976,861	10.66%
DB December 2012 GRAT (4) 270 South Main Street Flemington, NJ 08822	1,750,000	9.43%
Herbert C. Pohlmann Jr. (5) 1290 N. Ocean Blvd. Palm Beach FL, 33480	1,250,000	6.74%

Daniel Borislow(6)	576,490	3.11%
Andrew MacInnes	29,938	*
Peter Russo	57,240	*
Jose Gordo	0	*
Dr. Yuen Wah Sing	290,576	1.57%
Gerald Vento	136,900	*
Donald A. Burns	393,394	2.12%
Yoseph Dauber (7)	31,452	*
Tal Yaron-Eldar	6,667	*
Richard Harris	0	*
Officers and directors as a group (7 persons)	858,989	4.63%

____________________________
*	Represents less than 1% of the outstanding ordinary shares.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, all persons included in this table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon settlement of restricted ordinary shares held by the respective person or group that will vest within 60 days of the date hereof and pursuant to ordinary share options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the date hereof, which we refer to as presently exercisable ordinary share options.

(2)	Information based on the Schedule 13G Amendment filed with the SEC on February 8, 2013 by Menachem Goldstone.
(3)	Information based on the Schedule 13G Amendment filed with the SEC on August 15, 2012 by Adams St. Partners, LLC.
(4)	Information based on the Schedule 13G filed with the SEC on January 7, 2013 by Mark Pavol, not individually, but solely as Trustee of the DB December 2012 GRAT.
(5)	Information based on the Schedule 13D Amendment filed with the SEC on April 24, 2012 by Herbert Pohlmann. Percentage of shares calculated as of April 17, 2013.
(6)
Information based on the Schedule 13G Amendment filed with the SEC on May 1, 2013.  Includes 266,404 ordinary shares that are indirectly owned, including 261,604 ordinary shares held by Mr. Borislow’s spouse and 4,800 ordinary shares held for the benefit of Mr. Borislow’s children under UGMA.  Mr. Borislow disclaims beneficial ownership of these shares.

(7)	Includes 2,000 ordinary shares issuable pursuant to ordinary share options.

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2012;

•	discussed with our independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board standards;

•
received the written disclosures and the letter from BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	discussed with BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) the firm’s independence; and

•	considered whether the provision of non-audit services by BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) is compatible with maintaining independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

By the Audit Committee,
Yoseph Dauber Tali Yaron-Eldar Donald A. Burns

PROPOSAL 2

APPROVAL OF THE COMPANY’S COMPENSATION POLICY

Under Amendment No. 20 to the Companies Law which came into effect in December 2012 (“Amendment No. 20”), public companies, such as the Company, must adopt a compensation policy with respect to the terms of service and employment of their directors and officers (the “Compensation Policy”). The Compensation Policy must be approved by (i) the Board upon the recommendation of the Compensation Committee and (ii) the shareholders of the Company, except under the circumstances described below. All Israeli public companies must adopt a Compensation Policy no later than September 2013 in accordance with the provisions of Amendment No. 20, which also requires that the Compensation Policy be reviewed and re-approved every three years.

Amendment No. 20 provides that the Compensation Policy shall be based, among others, on promoting the company’s objectives, its work plan and long term strategy, creating appropriate incentives for the company’s directors and officers, considering, among others, the risk management of the company, the company’s size and nature of its operations and, with respect to terms of service and employment that include non-fixed compensation, the contribution of the director or officer to achievement of corporate goals and increased profits, all with a long term view and taking into account the officer’s position.

On May 21, 2013, following the recommendation of the Compensation Committee, the Company’s Board approved a Compensation Policy for a three-year term in the form attached as Appendix B to this proxy statement.  The Compensation Policy includes both long term and short term compensation elements and is to be reviewed from time to time by the Company’s Compensation Committee and Board as required by the Companies Law.

In general, the Compensation Package for officers will be examined while taking into consideration, amongst others, the following parameters: (i) the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with him; (iii) the officer’s contribution to the Company’s business, profits and stability; (iv) the degree of responsibility imposed on the officer; and (v) the Company’s need to retain officers who have skills, know-how or unique expertise. Additionally, prior to the approval of a compensation package for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the compensation package offered to an officer of the Company with the compensation packages offered to officers in similar positions in other companies of the same type and/or financial structure. The surveys are to be conducted internally or through an external consultant recommended by the Compensation Committee.

The Company will be entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits as described in the Compensation Plan (“Compensation Package”).

Base Salary. The base salary of a new officer in the Company will be determined based on the parameters specified above.  The Compensation Committee and the Board may update the base salary of the officers (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a personal interest and (ii) officers who serve as directors) consistent with the terms of the Compensation Policy including the parameters specified above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

Sales Commission. The Company may pay to its officers, sale and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package subject to limitations in the Compensation Policy

Additional Benefits. The compensation package may include additional standard benefits such as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advanced notice for termination of employment, and medical insurance.

Sign-on Bonus. The Company may grant a sign-on bonus to an officer, which may not exceed the officer’s initial annual base salary and be subject to the limitations in the Compensation Policy.  A sign-on bonus will not be considered in calculating the maximum amount of the Bonus (described below) payable to an officer following his initial year of employment.

Insurance, Exculpation and Indemnification. The officers of the Company may benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Board of Directors, subject to applicable law.

Advance Notice. The advance notice period for termination of employment will be determined individually with respect to each officer but will not be more than ninety (90) days.

Severance Terms. In the event that the terms of service of the officer include severance payments, the payments will be examined in light of the period of service or employment of the officer in the Company, the terms of service, the Company’s performance during said period, the anticipated contribution of the officer to achieving the Company’s goals and its profitability, and the circumstances of termination of employment. In any event, the amount or value of a severance payment will not exceed two times such officer’s annual base salary as of termination of employment, other than termination of employment in connection with a change of control of the Company, in which case such maximum severance payment will not exceed six times such officer’s annual base salary.  Acceleration of vesting of equity based compensation issued prior to termination of employment will not be considered in calculating the value of a severance payment.  No severance payment will be paid to an officer whose employment is terminated for cause.

Annual Cash Bonus. The annual cash bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board and management’s discretion, based on non-measurable criteria.  Measurable criteria may include financial targets, meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.

The remaining portion of the annual cash bonus (not exceeding 20% of the annual cash bonus) will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance, assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board.

Share-Based Compensation. The Company may grant to officers options, Restricted Stock Units or any other share-based compensation pursuant to Company equity plan(s) and subject to any applicable law. The Compensation Committee and the Board of Directors will consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms. Share-based compensation, if granted, will mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant.  Vesting of officer’s Share-Based Compensation shall occur over a minimum period of three (3) years, provided that vesting of share-based compensation may be accelerated upon a change of control as recommended by the Compensation Committee and approved by the Board of Directors.  In its discretion, in advance of granting Share-Based Compensation to an officer, the Board of Directors may establish a maximum value accruing to such officer upon exercise of such Share-Based Compensation that is not settled in cash.

Limits on Non-fixed Compensation. The Compensation Policy establishes that the ratio between the non-fixed compensation (including bonuses, sales commissions and equity-based compensation) and the base salary of each officer (including the CEO) will not exceed seven (7) times such officer’s annual base salary over the term of an officer’s employment or service agreement with the Company, not taking into account acceleration of vesting of share-based compensation upon a change of control. In any event, the average annual amount of all non-fixed compensation payable to an officer (with the value of share-based compensation calculated at the time of grant in accordance with the cost recorded in its respect in the Company’s books) over the term of such officer’s employment or service agreement with the Company will not exceed $3,500,000, not taking into account acceleration of vesting of Share-Based Compensation upon a change of control.

Term of Employment Agreements. Officer Employment Agreements will be for a fixed term that does not exceed three (3) years.

Claw Back. Officers must repay to the Company any excess payments made to them which were based on the Company’s performance if such payments were paid based on false and restated Company financial statements, provided that such obligation of re-payment will cease two (2) years after payment of the bonus in question unless the officer knowingly contributed to the mistakes in the financial statements leading to restatement, in which case there shall be no time limit applicable to such obligation.

Director Compensation. In addition to compliance with the other provisions of the Compensation Policy, the Company may pay its outside directors share-based compensation and reimburse them for out-of-pocket expenses, all in accordance with applicable laws and regulations.

It is proposed that at the Annual General Meeting, the following resolution be adopted:

“RESOLVED that the Compensation Policy for the Company’s directors and officers in the form attached hereto as Appendix B be, and the same hereby is, approved.”

The Board and Compensation Committee recommend a vote “FOR” Proposal 2.

The approval of the general meeting of the shareholders must satisfy one of the following: (i) the majority voting in favor includes at least a majority of the shares of the voting shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Compensation Policy (abstentions shall not be taken into account) or (ii) the total number of shares voted against the proposal among the shareholders mentioned in paragraph (i) does not exceed two (2) percent of the aggregate voting power in the company.

Under certain circumstances and subject to certain exceptions, the board of directors may approve the Compensation Policy despite the objection of the shareholders provided that the compensation committee and the board of directors determine that it is for the benefit of the company, following additional discussion and based on detailed arguments.

PROPOSAL 3

APPROVAL OF THE EMPLOYMENT AGREEMENT,
STOCK OPTION AGREEMENT AND RESTRICTED STOCK AGREEMENT WITH
GERALD VENTO, THE COMPANY’S CHIEF EXECUTIVE OFFICER

The Companies Law requires that the terms of service and employment of the Company’s chief executive officer (“CEO”) be approved by the Company’s compensation committee, the board of directors and, subject to exceptions described below, the shareholders of the Company.  The Compensation Committee and Board of Directors may also, in special cases, approve the terms of service and employment despite the objection of shareholders if such approval is obtained on the basis of detailed reasons after the terms of service and employment are again discussed and examined, among other things, the shareholder objection.  The approval of the compensation committee and board of directors must be in accordance with an approved compensation policy, provided that in special cases the Compensation Committee and Board of Directors may approve the engagement not in accordance with a compensation policy if the approval is in accordance with the considerations and provisions required by the Israel Companies Law to be included in a compensation policy.  The Company’s Compensation Committee and Board of Directors have approved the terms of service and employment of Mr. Gerald Vento on the basis of such considerations and provisions due to the fact that Mr. Vento has been serving as CEO of the Company since January 1, 2013 without the receipt of any compensation.  Upon approval of the compensation and terms of the Employment Agreement, Stock Option Agreement and Restricted Share Agreement with Mr. Vento in accordance with the Companies Law, such compensation and terms of service and employment will be applied retroactively to January 1, 2013.

Below is a description of the material provisions of the proposed Employment Agreement, Stock Option Agreement and Restricted Share Agreement.

General Terms. Mr. Vento is employed as President and CEO of the Company and has all authority and responsibility commensurate with the President and CEO titles, including ultimate responsibility for and authority over all day-to-day matters and personnel of the Company.  The term of employment will be for three (3) years, beginning on January 1, 2013.

Annual Base Salary; Signing Bonus.  Mr. Vento will be paid an annual base salary of $500,000, subject to review each calendar year and possible increases in the sole discretion of the Board.  Mr. Vento will also receive a signing bonus of $500,000 within three (3) days after the full execution of the agreement.

Annual Bonus. For each fiscal year of employment during which the Company employs Mr. Vento, he shall be eligible to receive a bonus based on the Company meeting certain performance criteria.  Mr. Vento’s target annual bonus will equal his annual base salary (the “Target Annual Bonus”).  The annual bonus will range from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus.  The annual bonus formula and performance criteria for each fiscal year will be based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year. The Company’s target revenue and target EBITDA will be set by the compensation committee and communicated to Mr. Vento no later than ninety (90) days after the start of each fiscal year.  For purposes of the Employment Agreement, “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles consistent with the application of such concepts in developing the Company’s annual budget, subject to adjustments for one-time occurrences outside the ordinary course of business as deemed appropriate by the Company’s compensation committee.

If the Company’s financial statements are restated for a period for which an Annual Bonus has been paid under the terms of the Agreement, the Annual Bonus amount for such period will be re-calculated by the Company (the “Recalculated Bonus Amount”).  In any such event, the difference between the Annual Bonus in question and the Recalculated Bonus Amount will be paid to or refunded by Mr. Vento, as applicable, not later than sixty (60) days after the restatement, provided that no such adjustments will be made at any time after the second anniversary of the Annual Bonus payment in question.

Except as described below under “Termination”, Mr. Vento will only be entitled to receive an Annual Bonus if he is employed by the Company pursuant to the agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Executive Benefits and Reimbursements.  Mr. Vento will be entitled to twenty (20) paid-time-off days of vacation per fiscal year. Mr. Vento will be eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability, or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Mr. Vento for all ordinary and necessary business expenditures made by Mr. Vento in connection with, or in furtherance of, his employment upon presentation by him of supporting information as may from time to time be reasonably requested by the Board.

Equity Grant. Mr. Vento will be granted stock options to purchase722,782 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant (the “Options”).   In addition, Mr. Vento will be granted 80,267 restricted shares (the “Restricted Stock”). The Options and Restricted Stock are to vest as follows: 1/3 of the Options and Restricted Stock will vest on December 31, 2013, December 31, 2014 and December 31, 2015, subject to Mr. Vento’s continued employment by the Company.  In the event that Mr. Vento’s employment is terminated by the Company without “Cause” or by Mr. Vento for “Good Reason” (as such terms are defined in Mr. Vento’s Stock Option Agreement), Mr. Vento will be credited with service through the date that is three (3) months after the termination date (the “Final Vesting Date”), and the Restricted Stock and Options will vest on a pro-rata basis through the Final Vesting Date.  By way of example only, if Mr. Vento’s employment is terminated by the Company without Cause or by Mr. Vento for Good Reason on June 1, 2014, he will be credited with service through August 30, 2014, and 20/36th of the Restricted Stock and Options will be vested, representing (a) (i) 17 months of employment (through May 31, 2014), plus (ii) an additional three months, divided by (b) the 36 month vesting schedule.  In addition, all unvested Options and Restricted Stock in the Company will immediately become one hundred percent (100%) vested upon a Change of Control (as defined in the Employment Agreement). The Options will expire immediately upon termination of Mr. Vento’s employment for Cause, and ninety (90) days after termination of Mr. Vento’s employment for any reason other than Cause.  The Restricted Stock and any shares purchased through exercise of the Options will be subject to sale restrictions for the term of the Agreement, as more particularly set forth in the agreements granting those equity interests.

Termination.  Either Mr. Vento or the Company may terminate Mr. Vento’s employment under this employment agreement for any reason upon not less than thirty (30) days prior written notice.

(i) Upon termination of Mr. Vento’s employment prior to a Change in Control by Mr. Vento for Good Reason or by the Company without Cause (as defined in Mr. Vento’s Employment Agreement, Mr. Vento will be entitled to a termination payment equal to one (1) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case).

(ii) Upon termination of Mr. Vento’s employment by the resignation of Mr. Vento for Good Reason or the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraph below, Mr. Vento will be due no further compensation other than what is due and owing through the effective date of Mr. Vento’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Vento)

(iii) If upon or within six months subsequent to a Change of Control, Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case).

(iv) If Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Vento will receive an additional payment equal to the difference between (i) the change of control termination payment described in clause (iii)  and (ii) any termination payment previously provided to Mr. Vento as described in clause (i).

Under certain circumstances, Mr. Vento’s termination benefits would be reduced to the extent necessary so that no portion of those benefits is subject to the excise tax imposed under Section 4999 of the Code. However, if Mr. Vento’s benefits, net of all federal, state and local taxes (including the Section 4999 excise tax), would be greater than the reduced amount, Mr. Vento would receive the full benefits and pay the excise and other taxes.

Mr. Vento will not be entitled to any Severance Payment (as defined in the Employment Agreement) unless (i) Mr. Vento executes and delivers to the Company a general release of claims  upon terms described in the Employment Agreement.  The Company will deliver to Mr. Vento a copy of the release after the Company’s termination of Mr. Vento’s employment without Cause or Mr. Vento’s termination of Employment for Good Reason.

Restrictive Covenants. Mr. Vento agrees (i) during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Vento may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities.  During the period of Mr. Vento’s employment and until three years after the termination of employment, Mr. Vento will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries.  Mr. Vento also agrees to restrictive covenants with respect to confidentiality and work product.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of Mr. Vento’s employment agreement, stock option agreement and restricted stock agreement, as filed with the SEC on April 8, 2013 as attachments to the Company’s Current Report on Form 8-K, are hereby approved and authorized.”

The Board and Compensation Committee recommend a vote “FOR” Proposal 3.

Shareholder approval of the proposals requires that either: (i) the majority voting in favor includes at least a majority of the shares of the voting shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Compensation Policy (abstentions shall not be taken into account) or (ii) the total number of shares voted against the proposal among the shareholders mentioned in paragraph (i) does not exceed two (2) percent of the aggregate voting power in the company.

PROPOSAL 4

APPROVAL OF SHARE GRANT TO MR. RICHARD HARRIS

The Companies Law requires that the terms of remuneration of directors of a public company be approved by the shareholders of the company and that all members of the Board’s compensation committee receive the same compensation from the Company. Mr. Richard Harris was appointed to the compensation committee on March 26, 2013 and serves on the compensation committee together with Ms. Tali Yaron-Eldar and Mr. Yoseph Dauber.

All three compensation committee members currently receive the same cash compensation and expense reimbursement approved by the Company’s shareholders on August 16, 2012. Ms. Yaron-Eldar and Mr. Dauber also each received a grant of restricted shares, which was valued at $106,600 on the date of grant. Accordingly, it is proposed to grant to Mr. Harris 6,046 restricted shares, which based on the closing price on the date of approval by the Board of Directors had a value of $106,600.  The restricted shares granted to Mr. Harris will be issued upon the same terms and conditions as the restricted shares granted to Ms. Yaron-Eldar and Mr. Dauber, including that the restricted shares will vest annually and equally over the next three years and that in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the directors are required to cease to serve as directors of the Company, then all unvested shares on the closing date of such transaction shall automatically accelerate.  The grant date for purposes of vesting of the restricted shares would be the date of Mr. Harris’ initial appointment date, March 26, 2013.  The proposed share grant to Mr. Harris has been approved by the Company’s Compensation Committee and Board.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that, the restricted share grant of 6,046 of the Company’s Ordinary Shares, no par value, to Mr. Richard Harris, upon the terms presented to the Company’s shareholders is hereby approved and authorized.”

The Board and the Compensation Committee recommend a vote “FOR” the share grant to Richard Harris.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary to approve the foregoing resolution.

PROPOSAL 5

APPROVAL OF THE MAGICJACK VOCALTEC LTD. 2013 STOCK INCENTIVE PLAN

General

The Board has approved the 2013 Stock Incentive Plan (the “2013 Plan”), subject to shareholder approval.

Management and the Board believe that the use of stock based compensation is important to the Company to recruit and retain qualified persons.  The 2013 Plan is intended to assist the Company in attracting and retaining executives of outstanding ability and to promote the alignment of their interests with those of the shareholders of the Company.

Description of the 2013 Plan

The following summary of the material features of the 2013 Plan, as proposed, is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached as Appendix C and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2013 Plan.

Eligibility

The 2013 Plan authorizes the grant of Options (including Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, Performance Awards, Dividends and Dividend Equivalents and Other Stock-Based Awards, or any combination of the foregoing to all persons who are at the time of the grant of an award Employees (including persons who may become Employees), members of the Board or the board of directors of an Affiliate, or consultants or independent contractors to the Company or of any Affiliate, as may be selected from time to time.  As of the date hereof, 58 Employees (including officers) and six members of the Board are eligible to receive grants under the 2013 Plan. The number of consultants or independent contractors to the Company eligible to receive grants under the 2013 Plan is not determinable.

Administration

The 2013 Plan is administered by the Compensation Committee or by such other committee or subcommittee appointed by the Board or an authorized Committee of the Board (all of which will hereinafter be referred to as the “Administrator”).  The Administrator has all the powers vested in it by the terms of the 2013 Plan, including the authority to determine eligibility and the terms of Awards, and otherwise administer the 2013 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.  The Administrator may delegate its authority to the extent it deems desirable and is consistent with the requirements of applicable law.

Shares Available For The Plan

If the shareholders approve the 2013 Plan, a maximum of 2,250,000 Shares will be available for Awards (including Incentive Stock Options), less any Shares issued pursuant to the 2013 Israeli Plan (discussed below).

If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards (except for Shares withheld to pay the Exercise Price of an Option or withholding taxes) under the 2013 Plan. The number of Shares subject to the 2013 Plan (and the number of Shares and terms of any Award) shall be adjusted by the Administrator in the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, liquidation, and the like.

A maximum of 2,000,000 Shares may be awarded to an individual during any calendar year period (whether settled in Shares or the cash equivalent thereof).

Options

The 2013 Plan authorizes the grant of Incentive Stock Options and Nonqualified Stock Options.  Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”).  Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code.  Options granted under the 2013 Plan would entitle the grantee, upon exercise, to purchase a specified number of Ordinary Shares from the Company at a specified exercise price per share.  The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant.  All options granted under the 2013 Plan must have an exercise price at least equal to the Fair Market Value of stock underlying the option on the date of grant. Additionally, no Incentive Stock Option may be granted under the 2013 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the Date of Grant, and the term of the option does not exceed five years from the Date of Grant.

Other Awards

In addition to Options, the 2013 Plan authorizes the grant of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards.

The 2013 Plan authorizes the grant of Restricted Stock Awards and Other Stock-Based Awards on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2013 Plan authorizes the grant of Restricted Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An Award of Restricted Stock Units may be settled in cash, Shares, or a combination thereof, as specified in the agreement.

The 2013 Plan also authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator.  Performance Awards may be paid in cash, Shares, or a combination thereof, as specified in the agreement.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings, earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to a Participant, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator, Awards granted under the 2013 Plan are not transferable except to the extent provided in an agreement.

Amendment and Termination

The Board of Directors may amend, alter or terminate the 2013 Plan, or any portion thereof, at any time.  However, after the shareholders of the Company have approved the Plan, the Board may not amend or terminate the Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires shareholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

No award may be granted under the 2013 Plan after the close of business on April 2, 2023.   Subject to other applicable provisions of the Plan, all awards made under the 2013 Plan prior to the termination of the 2013 Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Considerations

General

The following discussion briefly summarizes certain federal income tax aspects of Stock Options, Restricted Stock Awards, Restricted Stock Units, and Performance Awards granted under the 2013 Plan.  The rules governing the tax treatment of Awards and the receipt of ordinary shares and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax.  Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options, Restricted Stock Units, Performance Awards and Other Stock-Based Awards

A grantee generally is not required to recognize income on the grant of a Nonqualified Stock Option, Restricted Stock Units, a Performance Award or an Other Stock-Based Award.  Generally, ordinary income is instead, required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an award of Restricted Stock Units, a Performance Award or an Other Stock-Based Award, on the date of payment of such Award in cash or Ordinary Shares.  In general, the amount of ordinary income required to be recognized, (a) in the case of a Nonqualified Stock Option, is an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on the exercise date over the exercise price, and (b) in the case of an Award of Restricted Stock Units, a Performance Award or an Other Stock-Based Award, the amount of any cash and the Fair Market Value of any Ordinary Shares received.

Restricted Stock Awards

Unless a grantee of Ordinary Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock.  Instead, on the date the Ordinary Shares vest (i.e. become transferable or are no longer subject to a substantial risk of forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on such date over the amount, if any, paid for such Ordinary Shares.  If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Ordinary Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Ordinary Shares on the date of award over the amount, if any, paid for such Ordinary Shares.  In such case, the grantee will not be required to recognize additional ordinary income when the Ordinary Shares vest.

Gain or Loss On Sale or Exchange of 2013 Plan Shares

In general, gain or loss from the sale or exchange of Ordinary Shares granted or awarded under the 2013 Plan will be treated as capital gain or loss, if the Ordinary Shares are held as capital assets at the time of the sale or exchange.  However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Ordinary Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option.  However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized.  In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Stock Award, Restricted Stock, Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments.  If the Administrator, in its discretion, grants Awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year.  The 2013 Plan has been designed to allow the Administrator to make Awards under the 2013 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.”  Failure to comply with, or qualify for an exemption from, the rules with respect to an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation upon vesting and an additional income tax of 20 percent of the amount of income so recognized.  The 2013 Plan is intended to allow the granting of Awards which are intended to comply with or qualify for an exemption from Section 409A of the Code.

New Plan Benefits Table

In April and May 2013, we approved Awards of Restricted Stock, Restricted Stock Units and Options to certain officers and directors.  These grants were made contingent on shareholder approval of the 2013 Plan.  Each grant will vest in three annual-installments beginning December 31, 2013.  In addition, the Awards are subject to accelerated vesting in certain circumstances, as described in the 2013 Plan.  The following table sets forth the grants that are expected to be made if the 2013 Plan is approved by shareholders.

magicJack VocalTec Ltd. 2013 Stock Incentive Plan
Name and Position	Dollar value ($)	Number of units
Gerald Vento, Chief Executive Officer and Director	N/A	722,782 shares subject to options1
	$1,199,191.65	80,267 shares of restricted stock

Jose Gordo, Chief Financial Officer	N/A	296,031 shares subject to options 2
	$487,187.42	27,634 shares of restricted stock
	$923,036.28	52,356 restricted stock units

Richard Harris, Director	$106,600	6,046 shares of restricted stock
Donald A. Burns, Director	$0	0
Yuen Wah Sing, Director	$0	0
Yoseph Dauber, Director	$0	0
Tal Yaron-Eldar, Director	$0	0
Executive Group	$2,609,415.35	1,179,070
Non-Executive Director Group	$106,600	6,046 shares of restricted stock
Non-Executive Officer Employee Group	$0	0
____________________________
1.           Exercise price of $14.95 per share
2.           Exercise price of $17.63 per share

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2012, there were 11,500 outstanding ordinary share options outstanding with a weighted average exercise price of $3.85 under our equity compensation plans, as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options, ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	11,500	3.85	935,091
____________________________
    (1) Consists of the 2003 Master Stock Plan.

On December 17, 2010, the Company’s shareholders approved at an annual general meeting of shareholders amendments to the 2003 Master Stock Plan (the “2003 Plan”) to allow grants of ordinary shares and restricted shares and allow an increase of the number of ordinary shares underlying the Company’s 2003 Plan by 400,000 ordinary shares every second year, starting in 2010 (each such increase to be effected immediately following the annual general meeting of the Company’s shareholders in every second year).

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of the magicJack VocalTec Ltd. 2013 Stock Incentive Plan, as presented to the Company’s shareholders, are hereby approved and authorized.”

The Board recommends a vote “FOR” Proposal 5.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary for the approval of the foregoing resolution.

PROPOSAL 6

APPROVAL OF THE MAGICJACK VOCALTEC LTD.
ISRAELI 2013 STOCK INCENTIVE PLAN
General

The Board has approved the Israeli 2013 Stock Incentive Plan (the “2013 Israeli Plan”), subject to shareholder approval.

Management and the Board believe that the use of stock based compensation is important to the Company to recruit and retain qualified persons.  The 2013 Israeli Plan is intended to assist the Company in attracting and retaining executives of outstanding ability and to promote the alignment of their interests with those of the shareholders of the Company.

Description of the 2013 Israeli Plan

The following summary of the material features of the 2013 Israeli Plan, as proposed, is qualified in its entirety by reference to the full text of the 2013 Israeli Plan, a copy of which is attached as Appendix D and is also available at no charge upon request to the Company.  Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2013 Israeli Plan.

Eligibility

The 2013 Israeli  Plan authorizes the grant of Options  Restricted Stock, Restricted Stock Units, Performance Awards, Dividends and Dividend Equivalents and Other Stock-Based Awards, or any combination of the foregoing to all persons who are at the time of the grant of an award Employees (including persons who may become Employees) and members of the Board of the Company or an Affiliate, or non-employee agents, consultants or independent contractors of the Company or of any Affiliate, as may be selected from time to time.  As of the date hereof, eight Employees (including officers) and six members of the Board are eligible to receive grants under the 2013 Israeli Plan. The number of consultants or independent contractors to the Company eligible to receive grants under the 2013 Israeli Plan is not determinable.

Administration

The 2013 Israeli Plan is administered by the Compensation Committee or by such other committee appointed by the Board (all of which will hereinafter be referred to as the “Administrator”).  The Administrator has all the powers vested in it by the terms of the 2013 Israeli Plan, including the authority to determine eligibility and the terms of Awards, and otherwise administer the 2013 Israeli Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.  The Administrator may delegate its authority to the extent it deems desirable and is consistent with the requirements of applicable law.

Shares Available For The Plan

If the shareholders approve the 2013 Israeli Plan, a maximum of 2,250,000 Shares will be available for Awards (including Incentive Stock Options), less any Shares issued pursuant to the 2013 Plan (discussed above).

If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards (except for Shares withheld to pay the Exercise Price of an Option or taxes) under the 2013 Israeli Plan. The number of Shares subject to the 2013 Israeli Plan (and the number of Shares and terms of any Award) shall be adjusted by the Administrator in the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, merger, consolidation, liquidation, and the like.

Options

Options granted under the 2013 Israeli Plan would entitle the grantee, upon exercise, to purchase a specified number of Ordinary Shares from the Company at a specified exercise price per share.  The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator.

Other Awards

In addition to Options, the 2013 Israeli Plan authorizes the grant of Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards.

The 2013 Israeli Plan authorizes the grant of Restricted Stock Awards on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2013 Israeli Plan authorizes the grant of Restricted Stock Units in the form of Awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such Awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An Award of Restricted Stock Units may be settled in cash, Shares, or a combination thereof, as specified in the agreement.

The 2013 Israeli Plan also authorizes the grant of Performance Awards, which become payable upon attainment of one or more Performance Goals established by the Administrator.  Performance Awards may be paid in cash, Shares, or a combination thereof, as specified in the agreement.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee and subject to the terms of the 2013 Israeli Plan.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of Awards on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on earnings, earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to a Participant, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Administrator.

Transferability

Except as otherwise determined by the Administrator, Awards granted under the 2013 Israeli Plan are not transferable except to the extent provided in an agreement.

Amendment and Termination

The Board of Directors may amend, alter or terminate the 2013 Israeli Plan, or any portion thereof, at any time.  However, after the shareholders of the Company have approved the 2013 Israeli Plan, the Board may not amend or terminate the 2013 Israeli Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires shareholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

No award may be granted under the 2013 Israeli Plan after the close of business on April 2, 2023.  Subject to other applicable provisions of the 2013 Israeli Plan, all awards made under the 2013 Israeli Plan prior to the termination of the 2013 Israeli Plan will remain in effect until those Awards have been satisfied or terminated.

Summary of Certain Israeli Income Tax Considerations

General

The following discussion briefly summarizes certain Israeli income tax aspects of Stock Options, Restricted Stock Awards, Restricted Stock Units, and Performance Awards granted under the 2013 Israeli Plan to persons residing in the State of Israel and/or on account of services performed in Israel. The rules governing the tax treatment of Awards and the receipt of ordinary shares and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

Stock Options/Restricted Stock Units and Stock Based Performance Awards under Section 102 of the Israeli Tax Ordinance

In general, employees and directors (who are not controlling shareholders) can be granted awards (Stock Options, Restricted Stock, Restricted Stock Units, and certain Stock Based Performance Awards) (the “Awards”) under Section 102 of the Israeli Income Tax Ordinance (“Section 102” and the “Ordinance”). “Control” and “controlling shareholder” under  Section 102 is a person that (i) holds 10% or more of the capital shares of a company or voting rights (or the right to acquire any of the above), or (ii) holds the right to receive 10% or more of the company’s profits, or (iii) has the right to appoint a director.

The common track for granting Awards to employees in the high-tech industry under Section 102 is a capital gains track with a trustee (the “Capital Gains Track”) under which the Awards are issued to a trustee nominated solely for this purpose (the “Section 102 Trustee”) to be held in trust (or only under his supervision, if a ruling is obtained) on behalf of the holder of the Awards for a minimum period of 24 months commencing on the date on which the Awards were deposited with the Section 102 Trustee (the “Holding Period”).

The Award holder will not be required to pay any tax at the time of the grant or exercise of the Awards. Only the sale or disposition of the Awards or the underlying shares from the Section 102 Trustee triggers a taxable event. Upon sale or disposition of the Awards or underlying shares from the Section 102 Trustee, the proceeds received by the Award holder (less exercise price (if any) and other expenses incurred by the employee for such sale) will be subject to tax.

If the Awards were held in trust by the Section 102 Trustee until the end of the Holding Period, the income upon sale or disposition of the Awards from the Section 102 Trustee will be considered as capital gains and the Award holder will be subject to tax on such capital gains at a rate of 25% in 2013. No social payments such as national insurance (the Israeli equivalent of social security) or health tax will be due on the amount of capital gains.

However, if the company is a public company or is listed for trading on any stock exchange within a period of 90 days from the date of grant, any difference between the exercise price of the Awards (if any) and the average closing price of the company’s shares at the 30 trading days preceding the grant date (when the company is listed on a stock exchange) or 30 trading days following the listing of the company, as applicable (the “Immediate Benefit”), will be taxed as “earned income” at the Awards holder’s marginal tax rate (the top marginal rate in the tax year 2013 is 50%). In addition, national insurance tax and health tax will be imposed on such Immediate Benefit.

If the Awards or the underlying shares are sold or removed from the Section 102 Trustee before the lapse of the Holding Period, the income generated or deemed as generated by the Awards holder will be taxed upon the date of such breach as ‘earned income’ at the Awards holder’s marginal tax rate (instead of the capital gains tax rate of 25%). In addition, national insurance tax and health tax shall be imposed on such income.

Restricted Stock Units and certain Performance Awards may be entitled to the benefits of the Capital Gains Track under certain circumstances to the extent that a tax ruling will be obtained from the Israeli Tax Authority.

A Non-Trustee Track

Employees and directors (who are not controlling shareholders) may be granted Awards under a track without a trustee (the “Non-Trustee Track”). This tax track does not require that a Section 102 Trustee hold the Awards and accordingly there is no Holding Period.

The tax event is triggered upon the sale of granted Awards by the employee (unless the Awards are registered for trade). Resulting income is classified as ‘earned income’ and is taxed at the employee’s marginal tax rate (up to 50% in 2013). In addition, national insurance tax and health tax will be imposed on such income.

To the extent that an employee is issued shares (whether registered for trade or not), the employee will be required to recognize ordinary income on the date of issuance of the shares equal to the excess, if any, of the fair market value of such shares on such date over the amount, if any, paid for such shares. Israeli national insurance tax and health tax will be imposed on such income (see above).

The gain derived by the employee upon the sale of the underlying shares is taxed as capital gains (generally at the rate of 25%).

Non Statutory Options

Section 3(i) of the Ordinance (“Section 3(i)”) applies to options granted by a company to its employees and directors who are controlling shareholders or to non-employee persons who render services to the Company (i.e. consultants, advisors, independent contractors, among other things). This section applies only to options and not to the issuance of shares to such persons.

Section 3(i) imposes tax on the income deemed attributed to the optionee in respect of the granted options. The tax event is triggered upon the exercise of the option into shares (whether or not such shares are sold) and the taxable income is calculated as the difference between the fair market value of the shares upon exercise and the exercise price of the options. The difference is taxed as “earned income” in accordance with the optionee’s marginal tax rate (up to 50% in 2013). In addition, Israeli national insurance and health tax will be imposed on such income. The gain derived by the grantee upon the sale of the underlying shares will be subject to tax as capital gains (generally 25%). ‘Material shareholders’ will be subject to tax at a rate of 30%).  A “material shareholder” is a person who holds, directly or indirectly, alone or together with another, 10% or more of any of the company’s “means of control” (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12-month period.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant, vesting or exercise, as the case may be, of Awards under the Capital Gains Track, except for the amount of the Immediate Benefit, provided that certain terms and conditions are met.  The Company will not be allowed a deduction in connection with the grant or exercise of stock options under the Non-Trustee Track and/or Section 3(i).

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the terms of the magicJack VocalTec Ltd. Israeli 2013 Stock Incentive Plan, as presented to the Company’s shareholders, are hereby approved and authorized.”

The Board recommends a vote “FOR” Proposal 6.

The affirmative vote of the holders of a simple majority of the voting power represented at the Meeting in person or by proxy and voting on this matter is necessary for the approval of the foregoing resolution.

PROPOSAL 7

REAPPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has approved the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public accountants for the year ending December 31, 2013, as well as the authorization of the Company’s Board, subject to the approval by the Audit Committee, to fix the remuneration of the accountants in accordance with the volume and nature of their services.  The Board has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Meeting.  Representatives of BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Under Israeli law, shareholder approval is required to reappoint BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr) as our independent registered public accountants.

Independent Auditor Fees and Services

Our Audit Committee is responsible for the oversight of our independent accountants’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our accountants. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. The following table sets forth fees for professional services provided by BDO, the Company’s current independent accountant, for the audit of the Company’s financial statements for fiscal years 2012 and 2011, and fees billed for audit-related and other services (in thousands):

	2012	2011
Audit fees (1)	$817	$783
Audit-related fees (2)	-	-
Tax fees (3)	104	97
All other fees (4)	-	-
Total fees	$921	$880

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly financial statements and audit services provided in connection with the filings of Form 8-K, Form 6-K, Form S-3 and Form F-3, and other statutory or regulatory filings. Audit Fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

(2)
Represents aggregate fees for assurance and related services provided by BDO that are reasonably related to the performance of the audit or review of our financial statements and are not reported under item (1) above.

(3)	Represents aggregate fees for professional services provided in connection with tax compliance, tax planning and tax advice.
(4)	No other fees outside the scope of items (1) through (3) above were provided by BDO.

The Board recommends a vote “FOR” Proposal 7.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal 7 at the annual general meeting will be required to reappoint BDO USA, LLP and BDO Zif Haft, Certified Public Accountants (Isr)  as our independent registered public accountants.

Section  16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our last fiscal year, Mr. Vento and Mr. Dauber each filed one late report required by Section 16(a) during the most recent fiscal year.

Other Business

The Company’s management is not aware of any other business to be transacted at the Meeting.  However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation.  If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein.  If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

Where to Find More Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, accompanies this proxy statement.

You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

These SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov. and http://vocaltec.com.

Appendix A - STATEMENT OF A CANDIDATE TO SERVE AS A DIRECTOR

Date: ___________, 2013

To: magicJack VocalTec Ltd. (the “Company”)

Re: Declaration of a Nominee as a Director in a Public Company in Accordance with the Companies Law, 5759-1999 (“the Law”)

The undersigned hereby declares to magicJack VocalTec Ltd. (the “Company”), effective as of ______________, as follows:

I am making this statement as required under Section 224B of the Israeli Companies Law, 1999. Such provision requires that I make the statements set forth below prior to, and as a condition to, the submission of my election as a director of the Company to the approval of the Company’s shareholders.

I possess the necessary qualifications and have the ability to dedicate the appropriate time for the purpose of performing my service as a director in the Company.

My qualifications were presented to the Company. In addition, attached hereto is my resume, which includes a description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

I am not restricted from serving as a director of the Company under any items set forth in Sections 2261-2272 Israeli Companies Law, 1999.

I am aware that pursuant to Section 241 of the Israeli Companies Law, 1999 this statement shall be presented at the meeting of the Company’s shareholders in which my election shall be considered, shall be kept in the Company’s registered office and shall be available for review by any person.

IN WITNESS WHEREOF, the undersigned have signed this statement as of the date set forth above.

Signature:
Name:

1As of the date hereof, Section 226 of the Israeli Companies Law, 1999 provides that a candidate shall not be appointed as a director of a public company if he/she has been convicted by a final judgment of one or more offences specified below, unless five years have elapsed from the date the convicting judgment was granted or if the court has ruled, at the time of the conviction or thereafter, that he/she is not prevented from serving as a director of a public company:

(1) offenses under Sections 290-297 (bribery), 392 (theft by an officer), 415 (obtaining a benefit by fraud), 418 (forgery), 422-428 (fraudulent solicitation, false registration in the records of a legal entity, manager and employee offences in respect of a legal entity, concealment of information and misleading publication by a senior officer of a legal entity, fraud and breach of trust in a legal entity, fraudulent concealment, blackmail using force, blackmail using threats) of the Israel Penal Law 5737-1997; and offences under sections 52C, 52D (use of inside information), 53(a) (offering shares to the public other than by way of a prospectus, publication of a misleading detail in the prospectus or in the legal opinion attached thereto, failure to comply with the duty to submit immediate and period reports) and 54 (fraud in securities) of the Israel Securities Law 5728-1968;

(2) conviction by a court outside of the State of Israel of an offence of bribery, fraud, offences of directors/managers in a corporate body or exploiting inside information;

(3) conviction of any other offence that the court has ruled that due to its nature, severity or its circumstances the candidate is not fit to serve as a director of a public company.

2 As of the date hereof, Section 227 of the Israeli Companies Law, 1999 provides that a candidate shall not be appointed as a director of a company if he/she is a minor, legally incompetent, was declared bankrupt and not discharged, and with respect to a corporate body – in case of its voluntary dissolution or if a court order for its dissolution was granted.

Appendix B

magicJack Vocaltec Ltd.

Compensation Policy

1.	Introduction

a.      Pursuant to the provisions of the Companies Law 5759 – 1999 (the “Companies Law”), the Board of Directors of the Company (the “Board of Directors”) approved on May 21, 2013 a compensation policy (the “Compensation Policy”) with regard to the terms of service and employment of officers1 of magicJack Vocaltec Ltd. (the “Company”), following the recommendation of the Company’s Compensation Committee who discussed and considered the Compensation Policy. The Compensation Policy was approved by the General Meeting of shareholders on _________ ___, 2013.

b.      The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its officers, and to the Company's Articles of Association, in each case as they may exist from time to time.  Several main principles and objectives form the basis of the Compensation Policy:

i.                To promote the Company's goals, targets and work plan and its long term policy;

ii.               To create appropriate incentives for the Company’s officers, taking into account, among other things, the risk management policies of the Company;

iii.              To adapt a compensation package combination that matches the size of the Company and the nature of its activities; and

iv.              To comply with the provisions of the law by compensating officers based on their contribution and their efforts to the development of the Company’s business, increasing of its profits and promotion of its goals, in the short and long term.

c.      The Compensation Policy is a multi-year policy which shall be in effect for a period of three years from the date of its approval. The Compensation Committee and the Board of Directors shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved as required by the Companies Law, every three years.

1 The term “officer” in this policy will be interpreted in accordance with the definition set out in the Companies Law: "a chief executive officer, a chief business manager, a deputy general manager, vice general manager, any person who holds such position in the company even if such person holds a different title and any director and other manager/officer who reports directly to the chief executive officer".

2.	The Compensation Policy

a.      Parameters for Examining the Compensation Terms. In general, the compensation terms for officers shall be examined while taking into consideration, inter alia, the following parameters:

i.                The education, qualifications, expertise, seniority (in the Company in particular, and in the officer's profession in general), professional experience and achievements of the officer;

ii.               The officer’s position, the scope of his responsibility and previous wage agreements that were signed with him;

iii.              The officer’s contribution to the Company’s business, profits and stability;

iv.             The degree of responsibility imposed on the officer; and

v.              The Company’s need to retain officers who have skills, know-how or unique expertise.

Following review of the average wage and median wage of employees of the Company (including contactor employees), the Company believes that in light of the limited number of persons employed by the Company relative to its revenue, there is a difficulty in taking into consideration, while determining the officer's compensation, the relationship between the terms of service and employment of the officer, the wage of the other employees of the Company (including contractor employees employed at the Company, if employed at the time of approval of the compensation), and, in particular, the relationship to the average wage and median wage of such employees. The Company believes that due to the limited number of employees, taking into consideration the abovementioned relationship may harm its ability to recruit and retain its employees in the various countries.  Given the challenges described in this paragraph, the Compensation Committee and Board of Directors will focus primarily upon wage surveys and similar analysis as set forth in Section 2.b. below when approving the compensation terms for officers.

b.      Wage Survey.  Prior to approval of a Compensation Package (defined below) for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the overall Compensation Package offered to an officer of the Company with Compensation Packages for officers in similar positions to that of the relevant officer in other companies of the same type and/or financial stature (in terms of revenue or other relevant financial measure(s)) as the Company.  Wage surveys will be conducted internally or through an external consultant as recommended by the Compensation Committee.

c.      Compensation Terms of Officers

i.               The Company shall be entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, sign-on bonus, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits as described below (“Compensation Package”).

ii.               Base Salary - The base salary of a new officer in the Company shall be determined based on the parameters specified in Sections 2.a. and 2.b. above.  The Compensation Committee and the Board of Directors shall be entitled to update the base salary of the officers of the Company (other than (i) officers who are controlling shareholders or their relatives or other officers' compensation in which the controlling shareholder has a personal interest and (ii) officers who serve as directors) consistent with the terms of this Compensation Policy including the parameters specified in Section 2.a. and 2.b. above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

iii.              Sale Commissions - In addition to the Base Salary and any other compensation element, the Company shall be entitled to pay to its officers, sale and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package and shall be subject to the limitations of clause xi. below.

iv.              Additional Terms of Compensation Package - The compensation package may include additional standard benefits such as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advanced notice for termination of employment, medical insurance etc.

v.              Sign-on Bonus

1.               The Company shall be entitled to grant a sign-on bonus to an officer, which sign-on bonus may not exceed the officer’s initial annual base salary and shall be subject to the limitations of clause xi. below.  A sign-on bonus will not be considered in calculating the maximum amount of the Bonus (as defined in Section 2.c.ix. below) payable to an officer following his initial year of employment.

2.               The sign-on bonus will be deemed part of the overall compensation package for that officer and it will be subject to the existing limitations in this Compensation Policy.

vi.              Insurance, Exculpation and Indemnification - The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Board of Directors, pursuant to the provisions of the Articles of Association of the Company and applicable law.

vii.             Advance Notice - The advance notice period for termination of employment shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.a. above, but will not be more than ninety (90) days.

viii.            Severance Terms.

1.               The severance terms for an officer will be considered pursuant to the parameters set out in Section 2.a. above.

2.               In the event that the terms of service of the officer include severance payments, the payments shall be examined in light of the period of service or employment of the officer in the Company, the terms of service, the Company’s performance during said period, the anticipated contribution of the officer to achieving the Company’s goals and its profitability, and the circumstances of termination of employment.

3.               In any event, the amount or value of a severance payment shall not exceed two times such officer’s annual base salary as of termination of employment, other than termination of employment in connection with a change of control of the Company, in which case such maximum severance payment shall not exceed six times such officer’s annual base salary.  Acceleration of vesting of equity based compensation issued prior to termination of employment shall not be considered in calculating the value of a severance payment.  No severance payment will be paid to an officer whose employment is terminated for “cause” as defined in such officer’s Employment Agreement or other applicable contract.

ix.              Annual Cash Bonus

1.               Maximum Amount of the Annual Cash Bonus - The compensation package of officers may include an annual cash bonus based on measurable and non-measurable criteria as set forth hereunder (the “Bonus”) and as customary in other companies of the same type and/or financial stature (in terms of revenue or other relevant financial measure(s)) as the Company.  In the event that officers are eligible for a Bonus pursuant to the terms of employment, the Bonus shall be subject to the following:

a.           The limitations of clause xi. below; and

b.           The Bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board of Directors' and management's discretion based on non-measurable criteria, all as set forth hereunder.

2.              Measurable criteria for the Bonus may include financial targets (e.g., revenue and EBITDA relative to budget), meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.  The measurable bonus criteria will be documented such that they can be calculated objectively and later verified based upon the Company’s audited or reviewed financial statements and related metrics.

3.               Non-Measurable Criteria for the Bonus - The Company is entitled to determine, in its sole discretion, that an insignificant component, which does not exceed 20% of the Bonus, will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance (including assessing the degree of involvement of the officer and devotion of efforts in the performance of his duties), assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board of Directors.  The Compensation Committee and the Board of Directors will consider and approve this component, based, inter alia, on the recommendation and personal assessment given by the official who is in charge of the officer, specifying the relevant reasons underlying the recommendation.

4.               Unless otherwise specifically provided in a compensation agreement with an officer, the Board of Directors will have no discretion to reduce the Annual Bonus, Sign-On Bonus and Sales Commissions (collectively, "Non-Fixed Cash Compensation") payable to an officer under an agreement with such officer so long as  payment of such Non-Fixed Cash Compensation complies with this Compensation Policy.

x.               Share-based Compensation

1.       The Company shall be entitled to grant to officers options, Restricted Stock Units or any other share-based compensation ("Share-based Compensation", and together with Non-Fixed Cash Compensation, "Non-Fixed  Compensation"), pursuant to equity plan(s) as adopted or as shall be adopted by the Company, from time to time and subject to any applicable law.

2.       The annual value of a Share-based Compensation shall be calculated at the time of grant in accordance with the cost recorded in its respect in the Company's books. Grant of Share-based Compensation shall be subject to the limitations of clause xi. below.

3.       When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board of Directors shall consider whether the aforesaid grant is a suitable incentive for increasing the Company's value in the long term, the economic value of the grant, the exercise price and the other terms.

4.       Share-Based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant.  Vesting of officer’s Share-Based Compensation shall occur over a minimum period of three (3) years, provided that vesting of Share-Based Compensation may be accelerated upon a change of control as recommended by the Compensation Committee and approved by the Board of Directors.  In its discretion, in advance of granting Share-Based Compensation to an officer, the Board of Directors may establish a maximum value accruing to such officer upon exercise of such Share-Based Compensation that is not settled in cash.

5.       The exercise price and any others terms of the grant will be determined by the Compensation Committee and the Board of Directors, as required by any applicable law.

xi.              Non-fixed Compensation – The ratio between the Non-Fixed Compensation and the Base Salary of each officer (including the CEO), each payable over the term of such officer's employment or service agreement with the Company, shall not exceed seven (7), not taking into account acceleration of vesting of Share-Based Compensation upon a change of control.   In any event, the average annual amount of all Non-Fixed Compensation payable to an officer (with the value of Share-based Compensation calculated at the time of grant in accordance with the cost recorded in its respect in the Company's books) over the term of such officer's employment or service agreement with the Company shall not exceed $3,500,000, not taking into account acceleration of vesting of Share-Based Compensation upon a change of control.

xii.             Term of Employment Agreements – The Employment Agreement for each officer will be for a fixed term that does not exceed three (3) years.  Upon the expiry of an employment agreement, the agreement may be extended subject to the provisions of Section 2.d. below.  Future modifications to this Compensation Policy will not serve to modify agreements between the Company and its officers which were properly approved and in place on the date any such modifications to this Compensation Policyare approved.

xiii.            Claw Back - Officers shall be required to repay to the Company any excess payments made to them which were based on the Company’s performance if such payments were paid based on false and restated financial statements of the Company, provided that such obligation of re-payment shall cease two (2) years after payment of the bonus in question unless the officer knowingly contributed to the mistakes in the financial statements leading to restatement, in which case there shall be no time limit applicable to such obligation.

d.         Extension of Existing Agreements with Officers

i.                Prior to approval of the extension of an employment agreement of an officer, the officer’s existing compensation package shall be reviewed and considered based on the parameters set forth in Section 2.a. above.

ii.               In the event that an extension of an employment agreement with an officer (other than (i) officers who are controlling shareholders or their relatives or other officers' compensation in which the controlling shareholder has a personal interest and (ii) officers who serve as directors) involves a change in his or her employment terms, the Compensation Committee will examine whether: (a) the change is considered a "material change" compared to current employment terms; and whether (b) such change is in compliance with the Company's Compensation Policy, for the purpose of identifying the requirements to approve such change.

iii.              The Compensation Policy shall apply also to the updated compensation package.

e.         Compensation of Directors

i.                In addition to compliance with the other provisions of this Compensation Policy, the compensation of the Company's directors (including outside directors and independent directors) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

ii.               Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if the director is a professional director, an expert director or a director who makes a unique contribution to the Company.

iii.              The Company shall be entitled to pay to its directors’ share-based compensation subject to applicable law.

iv.              In addition to the compensation set forth above, the Company’s directors shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with fulfillment of their duties as Directors.

3.	General

The Compensation Committee and the Board of Directors shall, from time to time, review the Compensation Policy as well as the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

 Appendix C

MAGICJACK VOCALTEC LTD.
2013 STOCK INCENTIVE PLAN

1.             Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1.           “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity, designated by the Committee, in which the Company has a significant interest.

1.2.             “Agreement” means an agreement or other document evidencing an Award.  An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

1.3.             “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, a Performance Award or an Other Stock-Based Award.

1.4.             “Board” means the Board of Directors of the Company.

1.5.             “Code” means the Internal Revenue Code of 1986, as amended.

1.6.             “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized Committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, “Committee” shall mean the Board.  Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.7.             “Company” means magicJack VocalTec Ltd., and any successor thereto.

1.8.             “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.1.

1.9.             “Date of Grant” means the date on which an Award is granted under the Plan.

1.10.           “Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant, or independent contractor to the Company or an Affiliate.

1.11.           “Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.

1.12.           “Exercise Price” means the price per Share at which an Option may be exercised.

1.13.           “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Nonqualified Stock Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation under Section 409A of the Code.

1.14.           “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

1.15.           “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

1.16.           “Option” means an option to purchase Shares granted pursuant to Section 6.

1.17.           “Option Period” means the period during which an Option may be exercised.

1.18.           “Ordinary Shares” means the Company’s ordinary shares, no par value.

1.19.           “Other Stock-Based Award” means an Award granted pursuant to Section 12.

1.20.           “Participant” means an Eligible Person who has been granted an Award hereunder.

1.21.           “Performance Award” means a performance award granted pursuant to Section 10.

1.22.           “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.23.           “Plan” means this magicJack VocalTec, Ltd. 2013 Stock Incentive Plan, as amended from time to time.

1.24.           “Restricted Stock” means Shares granted pursuant to Section 8.

1.25.           “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

1.26.           “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.27.           “Share” means an Ordinary Share.

1.28.           “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

2.             Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company and the stockholders of its Affiliates.

3.             Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder.  The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.  The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.             Eligibility.  Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.

5.             Stock Subject to Plan.

5.1.             Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is 2,250,000 Shares; provided, however, that this number shall be reduced by the number of Shares subject to awards under the magicJack VocalTec Ltd. 2013 Israeli Stock Plan (the “Israeli Plan”) such that, in no event, shall more than 2,250,000 Shares be issued under the Plan and the Israeli Plan in the aggregate.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2.             If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or withholding taxes pursuant to Sections 7.2, 7.3, or 18, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.

5.3.             Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 2,000,000.  The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

6.             Options.

6.1.             Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee.  Each Option granted under the Plan shall be identified as either a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option.  Options shall be subject to the terms and conditions set forth in this Section 6, the Agreement, and such other terms and conditions not inconsistent with the Plan as the Committee may specify.  The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals to be set forth in the applicable Agreement.

6.2.             The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.  Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3.             The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

7.             Exercise of Options.

7.1.             Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as required by the applicable Agreement or as the Committee may otherwise prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement or otherwise authorized by the Committee, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

7.2.             To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.

7.3.             To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.

8.             Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture and/or repurchase, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9.             Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10.           Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify.  If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

11.           Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

12.           Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”).  Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

13.           Capital Events and Adjustments; Certain Transactions.

13.1.           In the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.3.

13.2.           Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of (a) a merger or consolidation to which the Company is a party or (b) any sale, disposition or exchange of at least 50% of the Company’s outstanding securities or all or all or substantially all of the Company’s assets, in either case for cash, securities or other consideration (the transactions described in the preceding clauses (a) and (b) each being  a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it may deem equitable, and may, in its discretion, cause any Award granted hereunder (i) to vest in whole or in part, (ii) to be assumed or continued by any successor or acquiring entity, and/or (iii) to be canceled, in whole or in part, in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled portion of the Award.  The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.  For sake of clarity and notwithstanding anything to the contrary herein, (a) such fair value may be zero if the value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.

13.3.           The Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award.  No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 13, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee.  All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.

14.           Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

15.           Modification, Substitution of Awards.

15.1.           Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 13, in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

15.2.           Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

16.           Foreign Employees.  Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.  The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

17.           Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.  If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.

18.           Withholding.  The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements.  To the extent provided in the applicable Agreement, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

19.           Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of the date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

20.           Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

21.           General Provisions.

21.1.           The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan or the applicable Agreement.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

21.2.           Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

21.3.           The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

21.4.           The Plan shall be governed, construed and administered in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles.

21.5.           The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or interdealer quotation system upon which the Ordinary Shares are then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

21.6.           The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.

21.7.           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

 Appendix D
MAGICJACK VOCALTEC LTD.
2013 ISRAELI STOCK INCENTIVE PLAN

1.      Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1.             “3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is NOT an Eligible 102 Participant.

1.2.             “102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.

1.3.             “102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the beneficial tax treatment under the 102 Capital Gains Track.

1.4.             “102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.

1.5.             “102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.

1.6.             “102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.

1.7.             “Affiliate” means an "employing company" within the meaning of Section 102(a) of the ITO.

1.8.             “Agreement” means an agreement or other document evidencing an Award.  An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

1.9.             “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, a Performance Award or an Other Stock-Based Award.

1.10.           “Board” means the Board of Directors of the Company.

1.11.           “Committee” means the Compensation Committee of the Board or such other committee(s)the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, “Committee” shall mean the Board.  Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.12.           “Company” means magicJack VocalTec Ltd., and any successor thereto.

1.13.           “Controlling Shareholder” as defined under Section 32(9) of the ITO, means an individual who prior to the grant of an Award or as a result of the exercise or vesting of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% or more of the outstanding share capital of the Company, (ii) 10% or more of the voting power of the Company, (iii) the right to hold or purchase 10% or more of the outstanding equity or voting power, (iv) the right to obtain 10% or more of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director of  the Company.

1.14.           “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 8.1.

1.15.           “Date of Grant” means the date on which an Award is granted under the Plan. With respect to a 102 Trustee Grant, the Date of Grant shall be determined as provided in Section 4.1.

1.16.           “Election” means the Company’s election of the type (i.e., between 102 Capital Gains Track or 102 Earned Income Track) of 102 Trustee Grants that it will make under the Plan, as filed with the ITA.

1.17.           “Eligible Person” means (i) selected Employees, officers and directors of the Company or an Affiliate, and (ii) selected non-employee agents, consultants, advisers and independent contractors of the Company, or any Affiliate, to whom Awards shall be made under the Plan by the Board or the Committee (if applicable).

1.18.           “Eligible 102 Participant” means an individual Employee or an individual who is serving as a director of the Company or an Affiliate, who is not a Controlling Shareholder.

1.19.           “Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.

1.20.           “Exercise Price” means the price per Share at which an Option may be exercised.

1.21.           “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.22.           “ITA” means the Israeli Tax Authority.

1.23.           “ITO” means the Israeli Income Tax Ordinance (New Version), 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Section 102 Rules, and any ruling issued by the ITA with respect to the Plan, all as may be amended from time to time.

1.24.           “Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

1.25.           “Option” means an option to purchase Shares.

1.26.           “Ordinary Shares” means the Company’s ordinary shares, no par value.

1.27.           “Other Stock-Based Award” means an Award granted pursuant to Section 13.

1.28.           “Participant” means an Eligible Person who has been granted an Award hereunder.

1.29.           “Performance Award” means a performance award granted pursuant to Section 11.

1.30.           “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.31.           “Plan” means this magicJack VocalTec, Ltd. 2013 Israeli Stock Incentive Plan, as amended from time to time.

1.32.           “Required Holding Period” means the requisite period prescribed by Section 102 and the ITO Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Award granted by the Company and the Shares issued upon the exercise or vesting of the Award must be held by the Trustee for the benefit of the person to whom it was granted.

1.33.           “Restricted Stock” means Shares granted pursuant to Section 9.

1.34.           “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 10.

1.35.           “Section 102” means the provisions of Section 102 of the ITO, as amended from time to time.

1.36.           “Section 102 Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

1.37.           “Share” means an Ordinary Share.

1.38.           “Trustee” means a person or entity designated by the Board or the Committee (if applicable)  to serve as a trustee and/or supervising trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

1.39.           “Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Award granted under this Plan, as in effect from time to time.

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

2.      Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company and the stockholders of its Affiliates.

3.      Types of Grants and Section 102 Election.

3.1              Grants of Award made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be,  as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants.  The Company’s Election regarding the type of 102 Trustee Grant it elects to make shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year during which the first Award was made pursuant to the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2              Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Plan. Eligible Persons who are not Eligible 102 Participants may be granted only 3(i) Awards under this Plan.

3.3              No 102 Trustee Grants may be made effective pursuant to this Plan before the lapse of 30 days after the requisite filings required by the ITO and the Section 102 Rules have been filed with the ITA.

3.4              The Agreement or documents evidencing the Award granted or Shares issued pursuant to the Plan shall indicate whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Grant; and, if the Award is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.

4.      Terms And Conditions of 102 Trustee Grants.

4.1              Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, in accordance with the provisions of Section 102 and the Trust Agreement.

4.2              Each 102 Trustee Grant granted to an Eligible 102 Participant shall be deposited with and held by the Trustee, and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Award and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Award or Shares issued thereunder and held by it prior to the full payment of the Eligible 102 Participant 's tax liabilities.

4.3              Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, or any Agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Plan or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant, who is granted a 102 Trustee Grant shall comply with the ITO and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Section 102 Rules. Furthermore, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4              During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Award, Shares and other securities subsequently received following any realization of rights derived from Award or Shares (including share dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing and subject to Section 22.3 of the Plan, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Award, Shares and other securities to a designated third party, provided that both of the following conditions have been satisfied prior to such transfer: (i)  all taxes required to be paid upon the release and transfer of the Award, Shares and other securities have been withheld for transfer to the ITA; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been satisfied according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable law. To avoid any doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Section 102 Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant.

4.5              In the event a share dividend is declared and/or additional rights are granted with respect to Shares which were issued upon an exercise or vesting of an Award granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such stock dividend and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on an Award or Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

4.6              If an Award granted as a 102 Trustee Grant is exercised or vests during the Required Holding Period, the Shares issued upon such exercise or vesting shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such Shares are issued after the Required Holding Period has lapsed, the Shares issued upon such exercise or vesting shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and pays all taxes which apply on the Share or to such transfer of Shares.

4.7              To avoid any doubt, notwithstanding anything to the contrary in the Plan, no grant qualifying as a 102 Trustee Grant shall be substituted for payment in cash or any other form of consideration, including an Award or Shares, in the absence of the explicit approval of the ITA in an advance tax ruling for such substitution.

5.      Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards,  any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder.  The determinations of the Committee on the matters referred to in this Section 5 shall be binding and final.  The Committee may delegate its authority under this Section 5 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

6.      Eligibility.  Awards may be granted only to Eligible Persons.  .

7.      Stock Subject to Plan.

7.1.             Subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 2,250,000 Shares; provided, however, that this number shall be reduced by the number of Shares subject to awards under the magicJack VocalTec Ltd. 2013 Stock Incentive Plan (the “U.S. Plan”) such that, in no event, shall more than 2,250,000 Shares be issued under the Plan and the U.S. Plan in the aggregate.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

7.2.             If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or taxes pursuant to Sections 8.2, 8.3, or 19, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.

8.      Exercise of Options.

8.1.             Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement or otherwise authorized by the Committee, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

8.2.             To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify)valued at Fair Market Value on the Date of Exercise.

8.3.             To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 8.1 and/or Section 8.2.

9.      Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

10.    Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

11.    Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify.  .    The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

12.    Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee, in each case in accordance with the provisions of Section 4.5 above.

13.    Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”).  Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

14.    Capital Events and Adjustments; Certain Transactions.

14.1.           In the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options and (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan.

14.2.           Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of (a) a merger or consolidation to which the Company is a party or (b) any sale, disposition or exchange of at least 50% of the Company’s outstanding securities or all or all or substantially all of the Company’s assets, in either case for cash, securities or other consideration (the transactions described in the preceding clauses (a) and (b) each being  a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it may deem equitable, and may, in its discretion, cause any Award granted hereunder (i) to vest in whole or in part, (ii) to be assumed or continued by any successor or acquiring entity, and/or (iii) to be canceled, in whole or in part, in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled portion of the Award.  The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.  For sake of clarity and notwithstanding anything to the contrary herein, (a) such fair value may be zero if the value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.

14.3.           The Committee need not take the same action under this Section 14 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award.  No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 14, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee.  All determinations required to be made under this Section 14 shall be made by the Committee in its discretion and shall be final and binding.

15.    Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

16.    Modification, Substitution of Awards.

16.1.           Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

16.2.           Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  .

17.    Foreign Employees.  Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.  The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

18.    Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 15, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.  If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.

19.    Tax Consequences.

19.1.           Any tax consequences (including, without limitation, social security taxes and health taxes, if applicable) arising from the grant, exercise or vesting of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Eligible Person), hereunder, shall be borne solely by the Eligible Person. The Company and/or its Affiliates, and/or the Trustee shall be entitled to withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Eligible Person shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Person. The Company or any of its Affiliates or the Trustee may make such provisions and take such steps as they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan or the exercise or vesting or sale thereof, including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an  Eligible Person, and/or (ii) requiring an Eligible Person to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) by causing the exercise of an Award and/or the sale of Shares held by or on behalf of an Eligible Person to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Eligible Person will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.

19.2.           With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate to the satisfaction of the Company, a security or guarantee for the payment of tax due at the time of sale of a Share, all in accordance with the provisions of Section 102 of the ITO and the Section 102 Rules.

19.3.           With respect to 102 Trustee Grants, if at the Date of Grant the Company’s shares (or Options) are listed on any established stock exchange or a national market system or if the Company’s shares (or option) will be registered for trading within ninety (90) days following the Date of Grant, the fair market value for Israeli tax purposes and classification of income as capital gain, ordinary income, or any combination thereof shall be determined pursuant to Section 102 (b)(3) of the Ordinance.

20.    Term of Plan.  Unless sooner terminated by the Board pursuant to Section 15 the Plan shall terminate on the date that is ten years after the earlier of the date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

21.    Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, subject to applicable law, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

22.    General Provisions.

22.1.           The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

22.2.           Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

22.3.           The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

22.4.           The Plan shall be governed, construed and administered in accordance with the laws of the State of Israel, without giving effect to the conflict of law principles.

22.5.           The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or interdealer quotation system upon which the Ordinary Shares are then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

22.6.           The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.

22.7.           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.8.           Notwithstanding any other provision of the Plan or any Agreement to the contrary, all Awards and all stock issued, or payments made, under Awards are subject to any compensation clawback or recoupment policy as may be adopted by the Company from time to time to the extent, and subject to such terms and conditions, as may be provided by any such policy.

22.9.           The Required Holding Period is in addition to the  vesting period with respect to Options, as designated in the Agreement. The Required Holding Period and vesting period may run concurrently, but neither is a substitution for the other, and each are independent terms and conditions for granted Options.

22.10.         All grants pursuant to this Plan shall be subject to compliance with the Israeli Securities Law, 1968 and the rules and regulations promulgated thereunder.

MAGICJACK VOCALTEC LTD.

12 BENNY GAON STREET, BUILDING 2B, POLEG INDUSTRIAL AREA, NETANYA, ISRAEL
PROXY

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of magicJack VocalTec Ltd. (the "Company") hereby appoints Tali Yaron-Eldar and Dvir Salomon, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the ordinary shares of the Company which the undersigned is entitled to vote at the annual general meeting of shareholders (the "Meeting") to be held in the offices of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, 39th Floor, Tel Aviv 67021 at 10:00 a.m. Israel time on July 3, 2013, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy, which are more fully described in the Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter, to the extent permitted by law and stock exchange rules. Abstentions will be counted as present for purposes of determining a quorum and will not be counted as voting on the proposal in question.   Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MAGICJACK VOCALTEC LTD.

July 3, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1.	To approve the election of the following persons to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2014:

			FOR	AGAINST	ABSTAIN

		Mr. Donald A. Burns	☐	☐	☐

		Mr. Richard Harris	☐	☐	☐

		Dr. Yuen Wah Sing	☐	☐	☐

		Mr. Gerald Vento	☐	☐	☐

	2.	To approve the Company's Compensation Policy	☐	☐	☐

			YES	NO

Are you a controlling shareholder of the Company or do you have a personal interest in the transactions underlying Proposal 2?  (Please note: If you do not mark either Yes or No, your shares will not be voted for this proposal)
			☐	☐

			FOR	AGAINST	ABSTAIN

	3.	To approve the Employment Agreement, Stock Option Agreement and Restricted Stock Agreement with Mr. Vento	☐	☐	☐

			YES	NO

Are you a controlling shareholder of the Company or do you have a personal interest in the transactions underlying Proposal 3?  (Please note: If you do not mark either Yes or No, your shares will not be voted for this proposal)
			☐	☐

			FOR	AGAINST	ABSTAIN

	4.	To approve the grant of 6,046 ordinary shares to Mr. Richard Harris in connection with his election as a director	☐	☐	☐

	5.	To approve the 2013 Stock Incentive Plan	☐	☐	☐

	6.	To approve the Israeli 2013 Stock Incentive Plan	☐	☐	☐

7.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company's independent public auditors for the year ending December 31, 2013 and authorize the Company's Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their service
			☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.